As filed with the Securities and Exchange Commission on April 29, 2022
Registration No. 333-263323

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	86-1062192 (I.R.S. Employer Identification Number)
14185 Dallas Parkway, Suite 1200 Dallas, Texas 75254 (972) 490-9600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Alex Rose 14185 Dallas Parkway, Suite 1200 Dallas, Texas 75254 (972) 490-9600 (Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Robert H. Bergdolt
Kerry E. Johnson
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION – PRELIMINARY PROSPECTUS, DATED APRIL 29, 2022
PROSPECTUS
Series J Redeemable Preferred Stock
Series K Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)
Maximum of 20,000,000 Shares in Primary Offering
Maximum of 8,000,000 Shares Pursuant to Dividend Reinvestment Plan
We are offering a maximum of 20,000,000 shares of our Series J Redeemable Preferred Stock, par value $0.01 per share (the “Series J Preferred Stock”), or our Series K Redeemable Preferred Stock, par value $0.01 per share (the “Series K Preferred Stock” and, together with the Series J Preferred Stock, the “Preferred Stock”), in our primary offering at a public offering price of $25.00 per share. We are also offering up to 8,000,000 shares of the Series J Preferred Stock or the Series K Preferred Stock pursuant to a dividend reinvestment plan (the “DRP”) at $25.00 per share. We reserve the right to reallocate the shares of Series J Preferred Stock or Series K Preferred Stock we are offering between our primary offering and the DRP. This prospectus also covers the shares of our common stock that may be issuable upon redemption of the Series J Preferred Stock or the Series K Preferred Stock sold pursuant to our primary offering and issued pursuant to the DRP.
The Preferred Stock ranks senior to our common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up of our affairs. Holders of the Preferred Stock will generally have no voting rights, but will have limited voting rights if we fail to pay dividends on the Preferred Stock for 18 or more monthly periods (whether or not consecutive) and under certain other circumstances.
Our primary offering is scheduled to terminate on the date (the “Termination Date”) that is the earlier of (i) May [  ], 2025 (which is the third anniversary of the effective date of the registration statement of which this prospectus forms a part), unless earlier terminated or extended by our board of directors, and (ii) the date on which all of the shares of Preferred Stock offered in our primary offering are sold. The offering period for the DRP may extend beyond the Termination Date and will terminate on the earlier of (i) the issuance of all of the shares of Preferred Stock under the DRP and (ii) the listing of the Preferred Stock on the New York Stock Exchange (the “NYSE”) or another national securities exchange.
Our common stock trades on the NYSE under the symbol “AHT.” On April 27, 2022, the last reported sale price of our common stock on the NYSE was $7.47 per share. There is no public trading market for the Preferred Stock. After the Termination Date, we may apply to list the Preferred Stock on the NYSE or another national securities exchange; however, there can be no assurance that a listing will be achieved. We do not expect a public market to develop before the Preferred Stock is listed on the NYSE or another national securities exchange, if at all. We reserve the right, without stockholder approval, to permanently revoke this option to list the Preferred Stock on the NYSE or another national securities exchange and will announce any such decision in a supplement to this prospectus.
We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Our Capital Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.
Investing in our securities involves risks. The Preferred Stock has not been rated and investors will be subject to the risks associated with investing in non-rated securities. See “Risk Factors” on page 20 for information regarding risks associated with an investment in our securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Selling Commissions(3)(4)(5)	Dealer Manager Fee(3)(4)	Proceeds, Before Expenses, to Us
Maximum Primary Offering(1)(2)	$500,000,000.00	$35,000,000.00	$15,000,000.00	$450,000,000.00
Series J Preferred Stock, per share	$25.00	$1.75	$0.75	$22.50
Series K Preferred Stock, per share	$25.00	—	$0.75	$24.25
Maximum DRP(1)	$200,000,000.00	—	—	$200,000,000.00

(1)
We reserve the right to reallocate shares of the Preferred Stock between our primary offering and the DRP.

(2)
Assumes the maximum of $500,000,000 is sold in our primary offering and is composed solely of shares of Series J Preferred Stock.

(3)
Selling commissions and the dealer manager fee in respect of the Series J Preferred Stock will equal up to 7.0% and 3.0%, respectively, of the aggregate gross proceeds from the sale of the Series J Preferred Stock in our primary offering ($25.00 per share). No selling commissions are paid in respect of the sale of Series K Preferred Stock. The dealer manager fee in respect of the Series K Preferred Stock will equal up to 3.0% of the aggregate gross proceeds from the sale of the Series K Preferred Stock in our primary offering ($25.00 per share). We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and authorized by our dealer manager to sell the Preferred Stock (“participating broker-dealers”). The value of such items will be considered underwriting compensation in connection with this offering. Pursuant to FINRA Rule 2310(b)(4)(B)(ii), the combined selling commissions, dealer manager fee, investment banking fee and such non-cash compensation for this offering will not exceed 10.0% of the aggregate gross offering proceeds (excluding proceeds from shares to be sold through the DRP) (“FINRA’s 10% cap”). No selling commissions or dealer manager fee will be paid with respect to shares of Preferred Stock sold pursuant to the DRP.

(4)
Our dealer manager may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. In addition, our dealer manager also may reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer to such participating broker-dealer as a marketing fee. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager. If applicable, any reduction in the dealer manager fee will also reduce the public offering price per share. See “Plan of Distribution.”

(5)
To the extent a participating broker-dealer reduces its selling commissions below 7.0%, the public offering price per share of Series J Preferred Stock will be decreased by an amount equal to such reduction. See “Plan of Distribution.”

The dealer manager of this offering, Ashford Securities LLC (“Ashford Securities”), is an affiliate of Ashford Inc. The dealer manager is not required to sell any specific number of shares or dollar amount of the Preferred Stock, but will use its “reasonable best efforts” to sell the shares of Preferred Stock offered. The minimum permitted purchase is generally $5,000, but purchases of less than $5,000 may be made in the discretion of the dealer manager. With the filing of a prospectus supplement, if required, we may continue our primary offering beyond the Termination Date. We may terminate this offering at any time, or may offer shares of the Preferred Stock pursuant to a new registration statement, including a follow-on registration statement.
We will sell the Preferred Stock through Depository Trust Company (“DTC”) settlement (“DTC Settlement”) or, under special circumstances, through Direct Registration System settlement (“DRS Settlement”). See the section entitled “Plan of Distribution” in this prospectus for a description of these settlement methods.
Ashford Securities LLC,
as Dealer Manager
The date of this prospectus is May [  ], 2022

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on its front cover or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

i

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in the Preferred Stock, you should read carefully this entire prospectus and the documents incorporated by reference herein, including the sections entitled “Risk Factors” in this prospectus and our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus.
When used in this prospectus, the terms “our company,” “we,” “us,” or “our” refer to Ashford Hospitality Trust, Inc., a Maryland corporation, and, as the context may require, its consolidated subsidiaries, including Ashford Hospitality Limited Partnership, a Delaware limited partnership.
OUR COMPANY
We are an externally-advised real estate investment trust (“REIT”). While our portfolio currently consists of both upscale hotels and upper upscale full-service hotels, our investment strategy is predominantly focused on investing in upper upscale full-service hotels in the United States that have a revenue per available room (“RevPAR”) generally less than two times the U.S. national average. We were formed as a Maryland corporation in May 2003. We are advised by Ashford Hospitality Advisors LLC (“Ashford LLC”), a subsidiary of Ashford Inc. We own our lodging investments and conduct our business through Ashford Hospitality Limited Partnership (“Ashford Trust OP”), our operating partnership. Ashford OP General Partner LLC, a wholly owned subsidiary of our company, serves as the sole general partner of Ashford Trust OP.
Our hotel properties are primarily branded under the widely recognized upscale and upper upscale brands of Marriott, Hilton, Hyatt and Intercontinental Hotel Group. As of March 31, 2022, we owned interests in the following:
•
100 consolidated hotel properties, which represent 22,313 total rooms;

•
82 hotel condominium units at WorldQuest Resort in Orlando, Florida (“WorldQuest”);

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16.7% ownership in OpenKey, Inc., with a carrying value of $2.6 million; and

•
32.5% ownership in 815 Commerce Managing Member LLC with a carrying value of $8.5 million.

For U.S. federal income tax purposes, we have elected to be treated as a REIT, which imposes limitations related to our operations. As of March 31, 2022, our 100 hotel properties were leased or owned by our wholly-owned subsidiaries that are treated as taxable REIT subsidiaries for U.S. federal income tax purposes (collectively, these subsidiaries are referred to as “Ashford TRS”). Ashford TRS then engages third-party or affiliated hotel management companies to operate the hotels under management contracts. Hotel operating results related to these properties are included in the consolidated statements of operations.
We are advised by Ashford LLC through an advisory agreement. All of the hotel properties in our portfolio are currently asset-managed by Ashford LLC. We do not have any employees. All of the services that might be provided by employees are provided to us by Ashford LLC.
We do not operate any of our hotel properties directly; instead we employ hotel management companies to operate them for us under management contracts. Remington Lodging & Hospitality, LLC (“Remington Hotels”), a subsidiary of Ashford Inc., manages 68 of our 100 hotel properties and WorldQuest. Third-party management companies manage the remaining hotel properties.
Ashford Inc. also provides other products and services to us or our hotel properties through certain entities in which Ashford Inc. has an ownership interest. These products and services include, but are not limited to, project management services, debt placement and related services, audio visual services, real estate advisory services, insurance claims services, hypoallergenic premium rooms, broker-dealer and distribution services and mobile key technology. Effective December 31, 2020, the Investment Management Agreement with Ashford Investment Management, LLC was terminated.

As of March 31, 2022, Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. together owned approximately 610,246 shares of Ashford Inc. common stock, which represented an approximate 19.6% ownership interest in Ashford Inc., and owned 18,758,600 shares of Ashford Inc. Series D Convertible Preferred Stock, which was exercisable (at an exercise price of $117.50 per share) into an additional approximate 3,991,191 shares of Ashford Inc. common stock, which if exercised would have increased the Bennetts’ ownership interest in Ashford Inc. to 64.8%. The 18,758,600 shares of Series D Convertible Preferred Stock owned by Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. include 360,000 shares owned by trusts.
Our principal executive offices are located at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ahtreit.com. The contents of our website are not a part of this prospectus. Shares of our common stock are traded on the NYSE under the symbol “AHT.”
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 (“Form S-3”) that we have filed with the SEC. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in any amendment or prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents.
The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”
MARKET AND INDUSTRY DATA AND FORECASTS
Market data and industry forecasts and projections used in this prospectus and documents incorporated by reference have been obtained from third-party sources, which data and forecasts are publicly available for free or upon payment as part of a subscription service. None of such data and forecasts was prepared specifically for us. No third-party source that has prepared such information has reviewed or passed upon our use of the information in this prospectus or documents incorporated by reference, and no third-party source is quoted or summarized in this prospectus as an expert. Furthermore, these sources generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there can be no assurance that any of the forecasts or projections will be achieved. The quantitative information may be derived from estimates and subjective judgments and may be subject to limited audit and validation procedures. We believe that the surveys and market research others have performed are reliable, but we have not independently investigated or verified this information.

THE OFFERING
Issuer
Ashford Hospitality Trust, Inc.
Preferred Stock offered by us
A maximum of 20,000,000 shares of Series J Preferred Stock or Series K Preferred Stock will be offered through our dealer manager in our primary offering on a reasonable-best-efforts basis at $25.00 per share, unless discounted prices are available as described in the “Plan of Distribution” section of this prospectus. We are also offering up to 8,000,000 shares of Series J Preferred Stock or Series K Preferred Stock pursuant to the DRP at $25.00 per share.
The Series J Preferred Stock and the Series K Preferred Stock offered hereby have similar characteristics, including, but not limited to, rank, stated value, liquidation preferences and voting rights; however, differences include, but are not limited to, dividend rates and redemption options, all as summarized below.
See the sections entitled “Description of the Series J Preferred Stock” and “Description of the Series K Preferred Stock” in this prospectus for further discussion of this topic. We reserve the right to reallocate the shares of Preferred Stock we are offering between our primary offering and the DRP.
Offering objectives
With respect to our preferred stockholders, our principal business objectives are to (i) provide investors a sustainable and attractive level of income through the payment of preferential monthly dividends, and (ii) to provide greater assurance of the preservation and return of investor capital through the offering of securities senior to our common stock.
Term of the offering
The Termination Date of our primary offering is the earlier of (i) May [  ], 2025, unless earlier terminated or extended by our board of directors, and (ii) the date on which all of the shares of Preferred Stock offered in our primary offering are sold. The offering period for the DRP may extend beyond the Termination Date and will terminate on the earlier of (i) the issuance of all of the shares of Preferred Stock under the DRP and (ii) the listing of the Preferred Stock on the NYSE or another national securities exchange.
Series J Preferred Stock offered
by us
Ranking.  The Series J Preferred Stock ranks (i) senior to all classes or series of our common stock and future junior securities, (ii) on a parity with each series of our outstanding preferred stock, including the 8.45% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), the 7.375% Series F Cumulative Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), the 7.375% Series G Cumulative Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), the 7.50% Series H Cumulative Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”), the 7.50% Series I Cumulative Preferred Stock, par value $0.01 per share (the “Series I Preferred Stock”) and the Series K Preferred Stock, and with any future parity securities and (iii) junior to any future senior securities (none of which are currently outstanding) and to all our existing and future indebtedness, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs.
Stated Value.  Each share of Series J Preferred Stock will have a “Stated Value” of $25.00, as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series J Preferred Stock (the “Series J Articles Supplementary”).
Dividends.  Holders of Series J Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series J Preferred Stock at an annual rate of 8.0% of the Stated Value (equivalent to an annual dividend rate of $2.00 per share). We expect to authorize and declare dividends on the shares of Series J Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law, applicable provisions of our credit agreements or other factors make it imprudent to do so or prevent us from doing so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.
Redemption at the Option of Holders.  Except as noted below, commencing on the date of original issuance and terminating upon the listing of the Series J Preferred Stock on the NYSE or another national securities exchange, if any, a holder will have the right to require us to redeem any or all of such holder’s shares of Series J Preferred Stock at a redemption price equal to 100% of the Stated Value, less a redemption fee, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.
The redemption fee shall be equal to:
•
beginning on the “date of original issuance” of the shares to be redeemed: 8%;

•
beginning on the second anniversary from the “date of original issuance” of the shares to be redeemed: 5%; and

•
beginning on the third anniversary from the “date of original issuance” of the shares to be redeemed: 0%.

Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, if a holder of shares of Series J Preferred Stock causes us to redeem such shares of Series J Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series J Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
For purposes of this “Redemption at the Option of Holders” provision, the “date of original issuance” of the shares to be redeemed will mean the earliest date that any shares of Series J Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.
For purposes of this “Redemption at the Option of Holders” provision, where the shares of Preferred Stock to be redeemed were acquired by the holder pursuant to the DRP (such shares, “DRP Shares”), the “date of original issuance” of such DRP Shares shall be deemed to be the same as the “date of original issuance” of the underlying shares of Preferred Stock pursuant to which such DRP Shares are directly or indirectly attributable (such shares, “Underlying Shares”), and such DRP Shares shall be subject to the same redemption fee to which the Underlying Shares would be subject if submitted for redemption hereunder.
Our ability to redeem shares of Series J Preferred Stock in cash may be limited to the extent that we do not have sufficient funds lawfully available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. In addition, aggregate redemptions by holders of Preferred Stock pursuant to this “Redemption at the Option of Holders” provision, will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year. See “Description of the Series J Preferred Stock — Redemption at the Option of Holders.”
Optional Redemption Following Death or Disability of a Holder.  Subject to the requirements below and our having funds lawfully available to make the redemption payment, commencing on the date of original issuance and terminating upon the listing of the Series J Preferred Stock on the NYSE or another national securities exchange, if any, we will redeem shares of Series J Preferred Stock held by a natural person upon his or her death or upon suffering a qualifying disability at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. No redemption fees shall apply to such redemptions.

In order to redeem shares on the terms described above upon the death or qualifying disability of a holder, the following conditions must be met:
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the deceased or disabled holder must be the sole holder or the beneficiary of a trust or an individual retirement account (“IRA”) or other retirement or profit-sharing plan that is a holder or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the deceased or disabled may be one of the spouses;

•
in the case of the disability of a holder:

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such disability must meet the requirements of Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration);

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such determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive;

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the condition causing the disability shall have occurred after the date that the holder became a holder of Series J Preferred Stock; and

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the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits;

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the redemption request must be received by the company within 12 months after the death or disability of the holder; and

•
in the case of the death of a holder, the redemption request must be made by a recipient of the shares through bequest or inheritance or, in the case of the death of a beneficiary of a trust, by the trustee of the trust or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the request may be made by the surviving spouse.

Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series J Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
Our ability to redeem shares of Series J Preferred Stock in cash may be limited to the extent that we do not have sufficient funds lawfully available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Although death and disability redemptions will not be subject to the 2%/5%/20% limits described above, death and disability redemptions will count toward such limits when applied to other redemptions at the option of the holder. See “Description of the Series J Preferred Stock — Optional Redemption Following Death or Disability of a Holder.”
Optional Redemption by the Company.  After two years from the “date of original issuance” of the shares of Series J Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series J Preferred Stock, in whole or in part, at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.
Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, if we choose to redeem any shares of Series J Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series J Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
For purposes of this “Optional Redemption by the Company” provision, the “date of original issuance” of the shares to be redeemed will mean the earliest date that any shares of Series J Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued. As a result, depending upon how late in a calendar quarter you purchased your shares, we may have the ability to redeem your shares even if they have been outstanding for slightly less than two years.
For purposes of this “Optional Redemption by the Company” provision, where the shares of Preferred Stock to be redeemed are DRP Shares, the “date of original issuance” of such DRP Shares shall be deemed to be the same as the “date of original issuance” of the Underlying Shares, and such DRP Shares shall become subject to optional redemption by us hereunder on the same date and terms as the Underlying Shares.

Special Optional Redemption by the Company.  Upon the occurrence of a Change of Control (as defined below), we will have the right (but not the obligation) to redeem the outstanding shares of Series J Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Series J Change of Control Conversion Date (as defined below), we have provided or provide notice of redemption with respect to the Series J Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series J Preferred Stock will not have the conversion right described below.
A “Change of Control” is when the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”) representing such securities) listed on the NYSE, the NYSE American LLC (the “NYSE American”) or The Nasdaq Stock Market LLC (“Nasdaq”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Special Conversion Rights at the Option of Holders.  As described above in the section entitled “— Redemption at the Option of Holders,” the right of holders to require us to redeem any or all of their shares of Series J Preferred Stock will terminate upon the listing of the Series J Preferred Stock on the NYSE or another national securities exchange, if any. In light of that provision, commencing on the date that the shares of Series J Preferred Stock are listed on the NYSE or another national securities exchange, each holder of Series J Preferred Stock will have the conversion right described below:

Unless we have provided notice of our election to redeem the Series J Preferred Stock, upon the occurrence of a Change of Control, each holder of Series J Preferred Stock will have the right (but not the obligation), at such holder’s option, to convert some or all of the shares of Series J Preferred Stock held by such holder on the Series J Change of Control Conversion Date into a number of shares of our common stock. The number of shares of common stock to be issued per share of Series J Preferred Stock to be converted will equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the Stated Value plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the Series J Change of Control Conversion Date (unless the Series J Change of Control Conversion Date is after a dividend record date for the Series J Preferred Stock and prior to the corresponding Series J Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•
6.69344 (the “Series J Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.
If we have provided notice of our election to redeem the Series J Preferred Stock prior to the Series J Change of Control Conversion Date, holders of Series J Preferred Stock will not have any right to convert the Series J Preferred Stock in connection with the Series J Change of Control Conversion Right (as defined below) and any shares of Series J Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Series J Change of Control Conversion Date.
For definitions of “Series J Change of Control Conversion Right,” “Series J Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Series J Change of Control Conversion Right, see “Description of the Series J Preferred Stock — Special Conversion Rights at the Option of Holders.”
Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series J Preferred Stock will have the right to receive the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution or payment is made to the holders of our common stock or any other class or series of capital stock ranking junior to the Series J Preferred Stock.

The rights of the holders of the Series J Preferred Stock to receive the Stated Value will be subject to the rights of holders of our debt, holders of any equity securities ranking senior in liquidation preference to the Series J Preferred Stock (none of which are currently outstanding) and the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series J Preferred Stock, including the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series K Preferred Stock
Voting Rights.  Holders of the Series J Preferred Stock generally have no voting rights except as required by law. However, whenever dividends on the Series J Preferred Stock are in arrears for 18 or more monthly periods (whether or not consecutive), the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series J Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends in arrears on the outstanding shares of the Series J Preferred Stock have been paid and dividends for the current monthly dividend period have been paid in full. In addition, the issuance of future senior stock or certain charter amendments, whether by merger, consolidation or other business combination or otherwise materially adversely affecting the rights of holders of Series J Preferred Stock cannot be made without the affirmative vote or consent of holders of at least 66 2/3% of the outstanding shares of Series J Preferred Stock and shares of any class or series of preferred stock entitled to vote on such matters, if any, voting as a single class. However, any amendments that only affect the contract rights of the Series J Preferred Stock, as expressly set forth in our charter, are subject only to the approval by the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series J Preferred Stock, and no other class of our capital stock will have any voting rights in that instance.
Eligibility to Purchase.  Except as noted elsewhere in this prospectus, shares of Series J Preferred Stock are available for purchase in this offering only through participating broker-dealers and are not suitable for wrap accounts. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers.”
Series K Preferred Stock offered
by us
Ranking.  The Series K Preferred Stock ranks (i) senior to all classes or series of our common stock and future junior securities, (ii) on a parity with each series of our outstanding preferred stock, including the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock, and with any future parity securities, and (iii) junior to any future senior securities (none of which are currently outstanding) and to all our existing and future indebtedness, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs.
Stated Value.  Each share of Series K Preferred Stock will have a “Stated Value” of $25.00, as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series K Preferred Stock (the “Series K Articles Supplementary”).
Dividends.  Holders of Series K Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series K Preferred Stock at an annual rate of 8.2% of the Stated Value (equivalent to an annual dividend rate of $2.05 per share). Beginning one year from the “date of original issuance” of each share of Series K Preferred Stock, and on each one-year anniversary thereafter for such Series K Preferred Stock, the dividend rate will increase by 0.10% per annum for such share; provided, however, that the dividend rate for any share of Series K Preferred Stock shall not exceed 8.7% per annum. We expect to authorize and declare dividends on the shares of Series K Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law, applicable provisions of our credit agreements or other factors make it imprudent to do so or prevent us from doing so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.
For purposes of the 0.10% per annum dividend rate increase in this “Dividends” provision, the “date of original issuance” of the shares of Series K Preferred Stock will mean the earliest date that any shares of Series K Preferred Stock were issued to any investor during the calendar quarter in which the shares were issued.
Redemption at the Option of Holders.  Except as noted below, commencing on the date of original issuance and terminating upon the listing of the Series K Preferred Stock on the NYSE or another national securities exchange, if any, a holder will have the right to require us to redeem any or all of such holder’s shares of Series K Preferred Stock at a redemption price equal to 100% of the Stated Value, less a redemption fee, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.

The redemption fee shall be equal to:
•
beginning on the “date of original issuance” of the shares to be redeemed: 1.5%; and

•
beginning on the first anniversary from the “date of original issuance” of the shares to be redeemed: 0%.

Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, if a holder of shares of Series K Preferred Stock causes us to redeem such shares of Series K Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series K Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
For purposes of this “Redemption at the Option of Holders” provision, the “date of original issuance” of the shares to be redeemed will mean the earliest date that any shares of Series K Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.
For purposes of this “Redemption at the Option of Holders” provision, where the shares of Preferred Stock to be redeemed are DRP Shares, the “date of original issuance” of such DRP Shares shall be deemed to be the same as the “date of original issuance” of the Underlying Shares, and such DRP Shares shall be subject to the same redemption fee to which the Underlying Shares would be subject if submitted for redemption hereunder.
Our ability to redeem shares of Series K Preferred Stock in cash may be limited to the extent that we do not have sufficient funds lawfully available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. In addition, aggregate redemptions by holders of Preferred Stock pursuant to this “Redemption at the Option of Holders” provision, will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year. See “Description of the Series K Preferred Stock — Redemption at the Option of Holders.”
Optional Redemption Following Death or Disability of a Holder.  Subject to the requirements below and our having funds lawfully available to make the redemption payment, commencing on the date of original issuance and terminating upon the listing of the Series K Preferred Stock on the NYSE or another national securities exchange, if any, we will redeem shares of Series K Preferred Stock held by a natural person upon his or her death or upon suffering a qualifying disability at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. No redemption fees shall apply to such redemptions.
In order to redeem shares on the terms described above upon the death or qualifying disability of a holder, the following conditions must be met:
•
the deceased or disabled must be the sole holder or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the deceased or disabled may be one of the spouses;

•
in the case of the disability of a holder:

•
such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration);

•
such determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive;

•
the condition causing the disability shall have occurred after the date that the holder became a holder of Series K Preferred Stock; and

•
the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits;

•
the redemption request must be received by the company within 12 months after the death or disability of the holder; and

•
in the case of the death of a holder, the redemption request must be made by a recipient of the shares through bequest or inheritance or, in the case of the death of a beneficiary of a trust, by the trustee of the trust or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the request may be made by the surviving spouse.

Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series K Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
Our ability to redeem shares of Series K Preferred Stock in cash may be limited to the extent that we do not have sufficient funds lawfully available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Although death and disability redemptions will not be subject to the 2%/5%/20% limits described above, death and disability redemptions will count toward such limits when applied to other redemptions at the option of the holder. See “Description of the Series K Preferred Stock — Optional Redemption Following Death or Disability of a Holder.”
Optional Redemption by the Company.  After two years from the “date of original issuance” of the shares of Series K Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series K Preferred Stock, in whole or in part, at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.
Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, if we choose to redeem any shares of Series K Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series K Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
For purposes of this “Optional Redemption by the Company” provision, the “date of original issuance” of the shares to be redeemed will mean the earliest date that any shares of Series K Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued. As a result, depending upon how late in a calendar quarter you purchased your shares, we may have the ability to redeem your shares even if they have been outstanding for slightly less than two years.
For purposes of this “Optional Redemption by the Company” provision, where the shares of Series K Preferred Stock to be redeemed are DRP Shares, the “date of original issuance” of such DRP Shares shall be deemed to be the same as the “date of original issuance” of the Underlying Shares, and such DRP Shares shall become subject to optional redemption by us hereunder on the same date and terms as the Underlying Shares.
Special Optional Redemption by the Company.  Upon the occurrence of a Change of Control, we will have the right (but not the obligation) to redeem the outstanding shares of Series K Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Series K Change of Control Conversion Date (as defined below), we have provided or provide notice of redemption with respect to the Series K Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series K Preferred Stock will not have the conversion right described below.
Special Conversion Rights at the Option of Holders.  As described above in the section entitled “— Redemption at the Option of Holders,” the right of holders to require us to redeem any or all of their shares of Series K Preferred Stock will terminate upon the listing of the Series K Preferred Stock on the NYSE or another national securities exchange, if any. In light of that provision, commencing on the date that the shares of Series K Preferred Stock are listed on the NYSE or another national securities exchange, each holder of Series K Preferred Stock will have the conversion right described below:
Unless we have provided notice of our election to redeem the Series K Preferred Stock, upon the occurrence of a Change of Control, each holder of Series K Preferred Stock will have the right (but not the obligation), at such holder’s option, to convert some or all of the shares of Series K Preferred Stock held by such holder on the Series K Change of Control Conversion Date into a number of shares of our common stock. The number of shares of common stock to be issued per share of Series K Preferred Stock to be converted will be equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the Stated Value, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the Series K Change of Control Conversion Date (unless the Series K Change of Control Conversion Date is after a dividend record date for the Series K Preferred Stock and prior to the corresponding Series K Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•
6.69344 (the “Series K Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.
If we have provided notice of our election to redeem the Series K Preferred Stock prior to the Series K Change of Control Conversion Date, holders of Series K Preferred Stock will not have any right to convert the Series K Preferred Stock in connection with the Series K Change of Control Conversion Right and any shares of Series K Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Series K Change of Control Conversion Date.
For definitions of “Series K Change of Control Conversion Right” and “Series K Change of Control Conversion Date” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Series K Change of Control Conversion Right, see “Description of the Series K Preferred Stock — Special Conversion Rights at the Option of Holders.”
Liquidation.  Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series K Preferred Stock will have the right to receive the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution or payment is made to the holders of our common stock or any other class or series of capital stock ranking junior to the Series K Preferred Stock. The rights of the holders of the Series K Preferred Stock to receive the Stated Value will be subject to the rights of holders of our debt, holders of any equity securities ranking senior in liquidation preference to the Series K Preferred Stock (none of which are currently outstanding) and the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series K Preferred Stock, including the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock.
Voting Rights.  Holders of the Series K Preferred Stock generally have no voting rights except as required by law. However, whenever dividends on the Series K Preferred Stock are in arrears for 18 or more monthly periods (whether or not consecutive), the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series K Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of two additional directors to serve on our board of directors until all dividends in arrears on the outstanding shares of the Series K Preferred Stock have been paid and dividends for the current monthly dividend period have been paid in full. In addition, the issuance of future senior stock or certain charter amendments, whether by merger, consolidation or other business combination or otherwise, materially adversely affecting the rights of holders of Series K Preferred Stock cannot be made without the affirmative vote or consent of holders of at least 66 2/3% of the outstanding shares of Series K Preferred Stock and shares of any class or series of preferred stock entitled to vote on such matters, if any, voting as a single class. However, any amendments that only affect the contract rights of the Series K Preferred Stock, as expressly set forth in our charter, are subject only to the approval by the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series K Preferred Stock, and no other class of our capital stock will have any voting rights in that instance.
Eligibility to Purchase.  Except as noted elsewhere in this prospectus, shares of Series K Preferred Stock are available for purchase in this offering only through certain registered investment advisors and through participating broker-dealers who have agreed to make Series K Preferred Stock available to clients who pay the broker-dealer a fee based on assets under management. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers.”
Dividend Reinvestment Plan
Our transfer agent, Computershare Trust Company, N.A., will administer the DRP for holders of the Preferred Stock, pursuant to which holders may elect to have all, but not less than all, of their dividends automatically reinvested in additional shares of the Series J Preferred Stock or the Series K Preferred Stock, as applicable, at a price of  $25.00 per share. Holders of each of the Series J Preferred Stock and the Series K Preferred Stock will receive the Series J DRP Shares and the Series K DRP Shares, respectively. Holders who do not so elect will receive their dividends in cash. See “Dividend Reinvestment Plan” in this prospectus for additional information regarding the DRP.
Capital stock to be outstanding after this offering(1)
34,479,057 shares of common stock
1,174,427 shares of Series D Preferred Stock
1,251,044 shares of Series F Preferred Stock
1,531,996 shares of Series G Preferred Stock
1,308,415 shares of Series H Preferred Stock
1,252,923 shares of Series I Preferred Stock
28,000,000 shares of Series J Preferred Stock and/or Series K Preferred Stock (assuming the maximum offering of 20,000,000 shares of Preferred Stock in our primary offering and 8,000,000 shares of Preferred Stock in the DRP)
Estimated use of proceeds
Assuming we issue only shares of Series J Preferred Stock and in an amount equal to the maximum offering amount in our primary offering and no sales pursuant to the DRP, we estimate that we will receive net proceeds from our primary offering of approximately $442.5 million after deducting estimated offering expenses, including selling commissions and the dealer manager fee, of approximately $57.5 million. Assuming we issue only shares of the Series K Preferred Stock and in an amount equal to the maximum offering amount in our primary offering and no sales pursuant to the DRP, we estimate that we will receive net proceeds from our primary offering of approximately $477.5 million after deducting estimated offering expenses, including the dealer manager fee of approximately $22.5 million. Assuming the sale of the maximum offering amount in our primary offering consisting of 80% of shares of Series J Preferred Stock and 20% of shares of the Series K Preferred Stock and assuming no sales pursuant to the DRP, we estimate that we will receive net proceeds from our primary offering of approximately $449.5 million after deducting estimated offering expenses, including selling commissions and the dealer manager fee of approximately $50.5 million. We are not making any representations as to the actual outcome of this offering. As of the date of this prospectus, we have issued no shares of Series J Preferred Stock or Series K Preferred Stock in this offering.
We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, payment of dividends on our outstanding capital stock, repayment of debt or other maturing obligations, financing future hotel-related investments, redemption of outstanding shares of our preferred stock, capital expenditures and working capital. See the section entitled “Estimated Use of Proceeds” in this prospectus.
Listing
Our common stock is listed on the NYSE under the trading symbol “AHT,” the Series D Preferred Stock is listed on the NYSE under the symbol “AHTprD,” the Series F Preferred Stock is listed on the NYSE under the symbol “AHTprF,” the Series G Preferred Stock is listed on the NYSE under the symbol “AHTprG,” the Series H Preferred Stock is listed on the NYSE under the symbol “AHTprH,” and the Series I Preferred Stock is listed on the NYSE under the symbol “AHTprI.”
There is no public trading market for the Preferred Stock. After the Termination Date, we may apply to list the Preferred Stock on the NYSE or another national securities exchange; however, there can be no assurance that a listing will be achieved. We do not expect a public market to develop before the Preferred Stock is listed on the NYSE or another national securities exchange, if at all. We reserve the right, without stockholder approval, to permanently revoke this option to list the Preferred Stock on the NYSE or another national securities exchange and will announce any such decision in a supplement to this prospectus.

(1)
Shares outstanding as of March 31, 2022. This number excludes (i) shares of common stock that may be issued upon redemption of the Preferred Stock offered hereby and shares of common stock that may be issued upon a Change of Control under the terms of the Preferred Stock issued hereby, (ii) shares of common stock reserved for issuance to our directors, executive officers and other Ashford LLC employees under our Amended and Restated 2021 Stock Incentive Plan, (iii) shares of common stock reserved for issuance upon redemption of common units of Ashford Trust OP, and (iv) any shares of common stock we may issue to Ashford LLC in payment of any portion of the incentive fee.
Capital Structure
The Preferred Stock ranks senior to our common stock and on a parity with the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock and the Series I Preferred Stock with respect to both the payment of dividends and distribution of amounts upon liquidation, dissolution or winding up of our affairs. Our board of directors may authorize the issuance and sale of additional shares of preferred stock from time to time, including additional shares of Preferred Stock.
Determination of Offering Price
The offering price of the Preferred Stock and the related selling commissions and dealer manager fees have been determined pursuant to discussions between us and our dealer manager, which is an affiliate of Ashford LLC, based upon our financial condition and the conditions of the securities markets at the time of this offering. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the price that you would receive upon the sale of the Preferred Stock in a hypothetical liquid market.
However, for the purpose of allowing the dealer manager and the participating broker-dealers to comply with FINRA Rule 2310(b)(5) and to participate in the distribution of this offering of Preferred Stock, we have agreed that annually we will provide a per share estimate of the value of the Preferred Stock in the annual report to stockholders filed pursuant to Section 13(a) of the Exchange Act.
Covered Security
The term “covered security” applies to securities exempt from state registration because of their oversight by federal authorities and national-level regulatory bodies pursuant to Section 18 of the Securities Act of 1933, as amended (the “Securities Act”). Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange, such as the NYSE. The Preferred Stock is a covered security because it is senior to our common stock and therefore is exempt from state registration. See “Risk Factors — Risks Related To This Offering — Investors in the Preferred Stock will not enjoy the protections afforded by registration of this offering under state securities laws.”

RISK FACTORS
An investment in our securities involves significant risks. Prior to making a decision about investing in our securities, and in consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following risk factors related to this offering, as well as the other risk factors incorporated by reference in this prospectus, from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as applicable, and other filings we may make from time to time with the SEC.
Risks Related to This Offering
There will initially be no public trading market for the Preferred Stock as we do not intend to apply for listing on the NYSE until after the Termination Date, if at all, and even after listing, if achieved, a liquid secondary trading market may not develop and the features of the Preferred Stock may not provide you with favorable liquidity options.
There is no public trading market for the Preferred Stock, and we currently have no plan to list the Preferred Stock on the NYSE or another national securities exchange or to include the Preferred Stock for quotation on any national securities market. After the Termination Date, we may apply to list the Preferred Stock on the NYSE or another national securities exchange; however, there can be no assurance that a listing will be achieved. We do not expect a public market to develop before the Preferred Stock is listed on the NYSE or another national securities exchange, if at all. In addition, we reserve the right, without stockholder approval, to permanently revoke our option to list the Preferred Stock on the NYSE or another national securities exchange and will announce any such decision in a supplement to this prospectus. Until the Preferred Stock is listed on the NYSE or another national securities exchange, if ever, holders of such shares may be unable to sell them at all or, if they are able to, only at substantial discounts from the liquidation preference. Even if the Preferred Stock is listed on the NYSE or another national securities exchange after the Termination Date, there is a risk that such shares may be thinly traded, and the market for such shares may be relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features. Additionally, our charter contains restrictions on the ownership and transfer of our securities, including the Preferred Stock, and these restrictions may inhibit your ability to sell the Preferred Stock promptly, or at all. If you are able to sell the Preferred Stock, you may only be able to sell them at a substantial discount from the price you paid. Also, since the Preferred Stock does not have a stated maturity date, you may be required to hold your Preferred Stock and receive stated dividends on the shares of Preferred Stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. Therefore, you should purchase the Preferred Stock only as a long-term investment.
If, after the Preferred Stock becomes listed on the NYSE or another national securities exchange, the Preferred Stock is delisted, your ability to transfer or sell your shares of the Preferred Stock may be limited, and the market value of the Preferred Stock will likely be materially adversely affected.
Other than in connection with certain Change of Control transactions, our charter does not contain provisions that are intended to protect you if the Preferred Stock is subsequently delisted from the NYSE or another national securities exchange. In addition, if our common stock is delisted, it is likely that the Preferred Stock will be delisted as well. Accordingly, if either our common stock or the Preferred Stock is delisted from the NYSE, your ability to transfer or sell your shares of the Preferred Stock may be limited and the market value of the Preferred Stock will likely be materially adversely affected.
The Preferred Stock is subordinated in right of payment to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock, including additional shares of Preferred Stock, and by other transactions.
The Preferred Stock is subordinated in right of payment to all of our existing and future debt. Our existing secured revolving credit facility restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities. As of March 31, 2022, our total indebtedness was approximately $3.9 billion, consisting of our $200 million senior secured credit facility (discussed below) and approximately $3.7 billion in property level debt, including approximately $3.6 billion of variable interest rate debt, and we may incur significant additional debt to finance future acquisition activities.
On January 15, 2021, we entered into our $200 million senior secured credit facility (the “Oaktree Credit Agreement”) with Oaktree Capital Management L.P. (“Oaktree”) comprised of (i) initial term loans in an aggregate principal amount of $200 million, (ii) initial delayed draw term loans in an aggregate principal amount of up to $150 million and (iii) additional delayed draw term loans in an aggregate principal amount of up to $100 million. On October 12, 2021, we entered into Amendment No. 1 to the Credit Agreement (“Amendment No. 1 to the Oaktree Credit Agreement”), which, among other items, (i) suspends our obligations to comply with certain covenants under the facility if at any point there are no loans or accrued interest outstanding, (ii) suspends our obligation to subordinate fees due under the advisory agreement if at any point there are no loans or accrued paid-in-kind interest outstanding or any accrued dividends on any of our preferred stock and we have a minimum level of cash, (iii) permits Oaktree to, at any time, elect to receive an exit fee (the “Exit Fee”) in warrants for the purchase of common stock equal to 19.9% of all common stock outstanding on the closing date of the Oaktree Credit Agreement subject to certain upward or downward adjustments, and (iv) provides that in the event prior to the termination of the Oaktree Credit Agreement, Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of common stock in excess of $40, all obligations owed to Oaktree shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments. A substantial level of indebtedness could have adverse consequences for our business, results of operations and financial position because it could, among other things: (i) require us to dedicate a substantial portion of our cash flow from operations to make principal and interest payments on our indebtedness, thereby reducing our cash flow available to fund working capital, capital expenditures and other general corporate purposes, including to pay dividends on our common stock and our preferred stock, including the Series J Preferred Stock and the Series K Preferred Stock, as currently contemplated or necessary to satisfy the requirements for qualification as a REIT; (ii) increase our vulnerability to general adverse economic and industry conditions and limit our flexibility in planning for, or reacting to, changes in our business and our industry; (iii) limit our ability to borrow additional funds or refinance indebtedness on favorable terms or at all to expand our business or ease liquidity constraints; and (iv) place us at a competitive disadvantage relative to competitors that have less indebtedness.
Our charter currently authorizes the issuance of up to 50,000,000 shares of preferred stock in one or more series. Other than the voting rights as described under “Description of the Series J Preferred Stock — Voting Rights” and “Description of the Series K Preferred Stock — Voting Rights,” the terms of the Preferred Stock do not restrict our ability to authorize or issue shares of a class or series of preferred stock with rights to distributions or upon liquidation that are on parity with or senior to the Preferred Stock or to incur additional indebtedness. The issuance of additional preferred stock on parity with or senior to the Preferred Stock would dilute the interests of the holders of the Preferred Stock, and any issuance of preferred stock senior to the Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Preferred Stock. Other than the redemption rights afforded to holders of the Preferred Stock as described under “Description of the Series J Preferred Stock — Redemption at the Option of Holders” and “Description of the Series K Preferred Stock — Redemption at the Option of Holders” and other than the voting rights as described under “Description of the Series J Preferred Stock — Voting Rights” and “Description of the Series K Preferred Stock — Voting Rights” below, none of the provisions relating to the Preferred Stock relate to or limit our indebtedness or afford the holders of the Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of the Preferred Stock.
The Change of Control conversion rights that commence upon a listing of the Preferred Stock on a national securities exchange may not adequately compensate you, and the Change of Control conversion and redemption features of the Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.
As described in the sections entitled “Description of the Series J Preferred Stock — Redemption at the Option of Holders” and “Description of the Series K Preferred Stock — Redemption at the Option of

Holders,” the right of holders to require us to redeem any or all of their shares of Preferred Stock will terminate upon the listing of the Preferred Stock on the NYSE or another national securities exchange, if any. In light of that provision, commencing on the date that the shares of Preferred Stock are listed on the NYSE or another national securities exchange, upon the occurrence of a Change of Control in which our common stock and the common securities of the acquiring or surviving entity are not listed on the NYSE, the NYSE American or Nasdaq, holders of the Preferred Stock will generally have the right (but not the obligation) to convert some or all of their Preferred Stock into shares of our common stock, unless we exercise our right to redeem the Preferred Stock. Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Series J Share Cap or Series K Share Cap, as applicable, multiplied by the number of shares of Preferred Stock converted. If the Common Stock Price is less than $3.735 (which is approximately 50% of the per-share closing sale price of our common stock reported on the NYSE on April 27, 2022), subject to adjustment, the holders will receive a maximum of 6.69344 shares of our common stock per share of Preferred Stock, which may result in a holder receiving value that is less than the Stated Value of the Preferred Stock and accrued but unpaid dividends. In addition, those features of the Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of our company that could provide the holders of our common stock and Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests. See “Description of the Series J Preferred Stock — Special Conversion Rights at the Option of Holders” and “Description of the Series K Preferred Stock — Special Conversion Rights at the Option of Holders.”
Dividends on our preferred stock, including the Preferred Stock, are discretionary. We cannot guarantee that we will be able to pay dividends in the future or what the actual dividends will be for any future period.
As a result of the downturn in our business occasioned by the novel coronavirus disease (“COVID-19”) pandemic, we did not pay current dividends on our preferred stock for the quarterly periods from June 30, 2020 to September 30, 2021. Future dividends on our preferred stock, including the Preferred Stock, will be declared at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that our board of directors will determine to declare dividends on the Preferred Stock, that we will be able to make cash dividends on the Preferred Stock or what the actual dividends will be for any future period. However, until we declare and pay (or set apart for payment) the full cumulative dividends on the Preferred Stock (and all other classes of outstanding preferred stock) for all past dividend periods, our ability to make dividends and other distributions on our common stock (including redemptions) will be limited by the terms of the Preferred Stock.
The Preferred Stock has not been rated.
The Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect its value and your ability to sell such shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the value of the Preferred Stock. In addition, we may elect in the future to obtain a rating of the Preferred Stock, which could adversely impact the value of the Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the value of the Preferred Stock.
In the event you exercise your option to redeem Preferred Stock, our ability to redeem such shares of Preferred Stock may be subject to certain restrictions and limits.
Our ability to redeem shares of Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Preferred Stock submitted for redemption in cash may be restricted by the provisions of Maryland law restricting the payment of dividends and other distributions, including redemption payments, unless certain determinations about the financial effect of the payment can be made by our board of directors. In addition, aggregate optional redemptions by holders of the Preferred Stock will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year. See “Description of the Series J Preferred Stock — Redemption at the Option of Holders” and “Description of the Series K Preferred Stock — Redemption at the Option of Holders” for more information.
Shares of Preferred Stock may be redeemed for shares of common stock, which rank junior to the Preferred Stock with respect to dividends and upon liquidation, dissolution or winding up of our affairs.
Subject to certain redemption fees and limits, beginning on the “date of original issuance” (as defined above), the holders of shares of Preferred Stock may require us to redeem such shares. For so long as our common stock is listed on a national securities exchange, we may opt to pay the redemption price in shares of our common stock. The rights of the holders of shares of Preferred Stock rank senior to the rights of the holders of shares of our common stock as to dividends and payments upon liquidation, dissolution or winding up of our affairs. Unless full cumulative dividends on our shares of Preferred Stock for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any shares of our common stock for any period. Upon liquidation, dissolution or winding up of our affairs, the holders of shares of the Preferred Stock are entitled to receive a liquidation preference of the Stated Value, plus all accrued but unpaid dividends, prior and in preference to any distribution to the holders of shares of our common stock or any other class of our equity securities junior to the Preferred Stock.
If we redeem your shares of Preferred Stock for common stock, you will be subject to the risks of ownership of common stock. Please see our most recent Annual Report on Form 10-K, which is incorporated herein by reference, for a list of risks associated with our company, our operations and ownership of our common stock. Ownership of the Preferred Stock will not give you the rights of holders of our common stock. Until and unless you receive shares of our common stock upon redemption, you will have only those rights applicable to holders of the Preferred Stock.
The Preferred Stock will bear a risk of early redemption by us.
We will have the ability to voluntarily redeem the outstanding shares of Preferred Stock after two years from the “date of original issuance” (as defined above) of such shares of Preferred Stock. Beginning at that time, we will have the right to redeem, at our option, the outstanding shares of Preferred Stock, in whole or in part, at a redemption price equal to the Stated Value per share, plus any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. It is likely that we would choose to exercise our optional redemption right when prevailing interest rates have declined, which would adversely affect your ability to reinvest your proceeds from the redemption in a comparable investment with an equal or greater yield to the yield on the Preferred Stock had the Preferred Stock not been redeemed. We may elect to exercise our partial redemption right on multiple occasions.
The amount of your liquidation preference is fixed and you will have no right to receive any greater payment regardless of the circumstances.
The payment due upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs is fixed at the Stated Value, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment. Upon any liquidation, dissolution or winding up of our affairs, and after payment of the liquidating distribution has been made in full to the holders of Preferred Stock, you will have no right or claim to, or to receive, our remaining assets.
Upon the sale of any hotel properties, holders of Preferred Stock do not have a priority over holders of our common stock regarding return of capital.
Holders of the Preferred Stock do not have a right to receive a return of capital prior to holders of our common stock upon the sale of any of our hotel properties. Depending on the price at which any such property is sold, it is possible that holders of our common stock will receive a return of capital prior to the holders of the Preferred Stock being redeemed, provided that full cumulative dividends have been paid in full to holders of Preferred Stock for all past dividend periods. Such distributions to holders of our common stock could increase the risk that we will be unable to return the Stated Value to holders of the Preferred Stock upon the liquidation, dissolution or winding up of our affairs.
We established the offering price and other terms for the Preferred Stock pursuant to discussions between us and our dealer manager; as a result, the actual value of your investment may be substantially less than what you pay.
The offering price of the Preferred Stock and the related selling commissions and dealer manager fees have been determined pursuant to discussions between us and our dealer manager, which is an affiliate of Ashford LLC, based upon our financial condition and the perceived demand for non-traded preferred stock issued by real estate investment trusts and sold primarily through independent broker-dealers. Because the offering price is not based upon any independent valuation, such as the amount that a firm-commitment underwriter is willing to pay for the securities to be issued, the offering price may not be indicative of the price that you would receive upon the sale of the Preferred Stock in a hypothetical liquid market. We have issued five classes of listed preferred stock that are on parity with the Preferred Stock offered hereby (but differ from each other and from the Preferred Stock in a number of ways). The yields paid on such listed preferred stock may be, based on trading prices from time to time, higher than the yield offered on each of the Series J Preferred Stock and the Series K Preferred Stock.
We intend to use the net proceeds from this offering to fund future investments and for other general corporate and working capital purposes, but this offering is not conditioned upon the closing of properties in our current pipeline and we will have broad discretion to determine alternative uses of proceeds.
As described under “Estimated Use of Proceeds,” we intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, repayment of debt or other maturing obligations, financing future hotel-related investments, redemption of outstanding shares of our preferred stock, capital expenditures and working capital, including payment of dividends. This offering will not be conditioned upon the closing of definitive agreements to acquire or invest in any properties. We will have broad discretion in the application of the net proceeds from this offering, and holders of the Preferred Stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may result in investments that are not accretive to our results from operations.
Our ability to pay dividends and redeem shares of Preferred Stock may be limited by the requirements of Maryland law.
Our ability to pay dividends and redeem shares of the Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution or redeem stock if, after giving effect to the distribution or redemption, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities. Maryland law permits these determinations to be made by our board of directors based on either a book value basis or a reasonable fair value basis. As of December 31, 2021, our company had a deficit in stockholders’ equity of approximately $2.7 million and had not generated current earnings from which a dividend is potentially payable since the year ended December 31, 2015. Accordingly, unless and until we raise additional equity such that we have positive stockholders equity on a book value basis, we will not be able to make a distribution on the Preferred Stock or redeem shares of Preferred Stock unless our board of directors determines that, after giving effect to the distribution or redemption, we would be able to pay our debts as they become due in the usual course of business or our the fair value of our total assets would be greater than the fair value of our total liabilities. Any determination to use fair value by our board of directors is discretionary and within the board’s business judgment.

Investors in the Preferred Stock will not enjoy the protections afforded by registration of this offering under state securities laws.
The Preferred Stock is a covered security because it is senior to our listed common stock and therefore is exempt from state registration. As a result, investors will not receive the possible protection afforded by the review of this offering by various state regulators nor the protections afforded by the substantive requirements of the states with respect to public offerings of non-traded real estate investment trusts.
The dealer manager’s relationship with us may cause a conflict of interest and may hinder the dealer manager’s performance of its due diligence obligations.
In connection with the offering, we will enter into a dealer manager agreement with Ashford Securities, a registered broker dealer and an affiliate of Ashford LLC, which will receive selling commissions and a dealer manager fee, all or a portion of which it may re-allow to other dealers, in connection with this offering. As dealer manager, Ashford Securities has certain obligations under federal securities laws to undertake a due diligence investigation with respect to the parties involved in this offering, including Ashford LLC. Ashford Securities’ affiliation with Ashford LLC and (as discussed below) the contribution agreement among Ashford LLC, Braemar Hotels & Resorts Inc., a Maryland corporation (“Braemar”) and us may cause a conflict of interest for Ashford Securities in carrying out its due diligence obligations. The absence of an independent due diligence review by Ashford Securities may increase the risk and uncertainty you face as a potential investor in the Preferred Stock.
Also, we have, along with Ashford Inc., Ashford LLC and Braemar, entered into an amended contribution agreement to provide funds to Ashford LLC to fund the formation, registration and ongoing funding needs of Ashford Securities. As a result, Ashford Securities’ operation and management may be influenced or affected by conflicts of interest arising out of its relationship with us, Ashford LLC and Braemar. Finally, the agreements with us and our related parties, including Ashford Securities, are not arm’s-length agreements and may not be as favorable to investors as if the parties were operating at arm’s-length.
If we fail to pay dividends to holders of our preferred stock or otherwise lose our eligibility to file registration statements on Form S-3 with the SEC, it may impair our ability to raise capital in this offering.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. If we do not pay dividends to holders of our preferred stock or otherwise lose our Form S-3 eligibility, it may impair our ability to raise capital in this offering. Form S-3 permits eligible issuers to conduct registered offerings using a short form registration statement that allows the issuer to incorporate by reference its past and future filings and reports made under the Exchange Act. In addition, Form S-3 enables eligible issuers to conduct primary offerings “off the shelf” under Rule 415 of the Securities Act. The shelf registration process, combined with the ability to forward incorporate information, allows issuers to avoid delays and interruptions in the offering process and to access the capital markets in a more expeditious and efficient manner than raising capital in a standard registered offering pursuant to a registration statement on Form S-11.
Your ownership of Preferred Stock is subject to the ownership limits contained in our charter.
Our charter contains 9.8% ownership limits that may be waived by our board of directors. For the purpose of preserving our REIT qualification, our charter prohibits direct or constructive ownership by any person of more than:
•
9.8% of the lesser of the total number or value of the outstanding shares of our common stock; or

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9.8% of the lesser of the total number or value of the outstanding shares of any class or series of our preferred stock.

These ownership limits are applied separately to ownership of our common stock, the Series J Preferred Stock and the Series K Preferred Stock. Our charter’s constructive ownership rules are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class of our capital stock by an individual or entity could nevertheless cause that individual or entity to own constructively in excess of 9.8% of that class of capital stock, and thus be subject to our charter’s ownership limit. Any attempt to own or transfer shares of the Series J Preferred Stock, the Series K Preferred Stock, or common stock in excess of the ownership limit without the consent of our board of directors will be void and could result in the shares being automatically transferred to a charitable trust.
Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which could harm our ability to achieve our investment objectives.
Pursuant to Regulation Best Interest (“Reg BI”), broker-dealers are required to comply with, among other requirements, certain standards of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Reg BI on participating broker-dealers may negatively affect whether participating broker-dealers and their associated persons recommend this offering to certain retail customers. In particular, in accordance with SEC guidance on Reg BI, a participating broker-dealer recommending an investment in the Preferred Stock should consider a number of factors, including, but not limited to, the cost and complexity of the investment and reasonably available alternatives, in determining whether there is a reasonable basis for the recommendation. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have lower investment risk. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to the Preferred Stock, many of which likely exist, our ability to raise capital will be adversely affected. If Reg BI reduces our ability to raise capital in this offering, it may harm our ability to achieve our objectives.

FORWARD-LOOKING STATEMENTS
Throughout this prospectus, we make forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:
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the factors discussed in this prospectus and in the documents incorporated herein, including those set forth in our most recent Annual Report on Form 10-K filed with the SEC, including under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Properties,” as updated in our subsequent Quarterly Reports on Form 10-Q and other filings under the Exchange Act;

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the impact of the ongoing COVID-19 pandemic, including the resurgence of cases relating to the spread of the Delta, Omicron or other potential variants, on our business, financial condition, liquidity and results of operations;

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the impact of numerous governmental travel restrictions and other orders related to COVID-19 on our business including one or more possible recurrences of COVID-19 case surges causing state and local governments to reinstate travel restrictions;

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our business and investment strategy;

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anticipated or expected purchases or sales of assets;

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our projected operating results;

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completion of any pending transactions;

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our ability to restructure existing property level indebtedness;

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our ability to secure additional financing to enable us to operate our business during the pendency of COVID-19-related business weakness, which has materially impacted our operating cash flows and cash balances;

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our understanding of our competition;

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market trends;

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projected capital expenditures; and

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the impact of technology on our operations and business.

Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:
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the factors discussed in this prospectus and in the documents incorporated herein, including those set forth in our most recent Annual Report on Form 10-K filed with the SEC, including under the sections entitled “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Properties,” as updated in our subsequent Quarterly Reports on Form 10-Q and other filings under the Exchange Act;

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adverse effects of the COVID-19 pandemic, including a significant reduction in business and personal travel and travel restrictions in regions where our hotels are located, and one or more possible recurrences of COVID-19 cases causing a further reduction in business and personal travel and potential reinstatement of travel restrictions by state or local governments;

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extreme weather conditions may cause property damage or interrupt business;

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actions by our lender to accelerate the loan balance and foreclose on the hotel properties that are security for our loan that is in default;

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actions by the lenders of the Oaktree Credit Agreement to foreclose on our assets which are pledged as collateral;

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general volatility of the capital markets and the market price of our common stock and preferred stock;

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general and economic business conditions affecting the lodging and travel industry;

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changes in our business or investment strategy;

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availability, terms, and deployment of capital;

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unanticipated increases in financing and other costs, including a rise in interest rates;

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changes in our industry and the market in which we operate, interest rates, or local economic conditions;

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the degree and nature of our competition;

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actual and potential conflicts of interest with Ashford Inc. and its subsidiaries (including Ashford LLC, Remington Hotels and Premier Project Management LLC, a subsidiary of Ashford LLC), Braemar, our executive officers and our non-independent directors;

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changes in personnel of Ashford LLC or the lack of availability of qualified personnel;

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changes in governmental regulations, accounting rules, tax rates and similar matters;

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legislative and regulatory changes, including changes to the Code, and related rules, regulations and interpretations governing the taxation of REITs;

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limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and

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future sales and issuances of our common stock or other securities might result in dilution and could cause the price of our common stock or other securities to decline.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the numerous government travel restrictions imposed in response thereto. The extent to which the COVID-19 pandemic impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward-looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

ESTIMATED USE OF PROCEEDS
The tables below sets forth our estimated net proceeds from this offering, assuming that (i) we sell the maximum of 20,000,000 shares of Preferred Stock in our primary offering at the public offering price of  $25.00 per share for maximum gross offering proceeds of $500 million, and (ii) we do not sell any shares of the Preferred Stock pursuant to the DRP as follows:
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the first table below assumes sales in our primary offering are composed solely of shares of the Series J Preferred Stock;

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the second table below assumes sales in our primary offering are composed solely of shares of the Series K Preferred Stock; and

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the third table below assumes sales in our primary offering are composed of 80% shares of the Series J Preferred Stock and 20% shares of the Series K Preferred Stock.

The footnotes at the end of the third table below apply to all three tables. We are not making any representations as to the actual outcome of this offering. As of the date of this prospectus, we have issued no shares of Series J Preferred Stock or Series K Preferred Stock in this offering. For more information regarding the fees payable by us in this offering, see “Plan of Distribution” in this prospectus.
Estimated Net Proceeds of Primary Offering
100% Series J Preferred Stock and 0% Series K Preferred Stock
	Maximum Offering
	Amount	Percent
Gross offering proceeds	$500,000,000	100.0%
Offering expenses:
Selling commission(1)	$35,000,000	7.0%
Dealer manager fee(1)	$15,000,000	3.0%
Other offering expenses(2)	$7,500,000	1.5%
Estimated net process	$442,500,000	88.5%
0% Series J Preferred Stock and 100% Series K Preferred Stock
	Maximum Offering
	Amount	Percent
Gross offering proceeds	$500,000,000	100.0%
Offering expenses:
Selling commission(1)	$—	—%
Dealer manager fee(1)	$15,000,000	3.0%
Other offering expenses(2)	$7,500,000	1.5%
Estimated net process	$477,500,000	95.5%
80% Series J Preferred Stock and 20% Series K Preferred Stock
	Maximum Offering
	Amount	Percent
Gross offering proceeds	$500,000,000	100.0%
Offering expenses:
Selling commission(1)	$28,000,000	5.6%
Dealer manager fee(1)	$15,000,000	3.0%
Other offering expenses(2)	$7,500,000	1.5%
Estimated net process	$449,500,000	89.9%

(1)
Assumes selling commissions and the dealer manager fee in respect of the Series J Preferred Stock will equal 7.0% and 3.0%, respectively, of the aggregate gross proceeds from the sale of the Series J Preferred Stock in our primary offering ($25.00 per share). No selling commissions are paid in respect of the Series K Preferred Stock. Assumes the dealer manager fee in respect of the Series K Preferred Stock will equal 3.0% of the aggregate gross proceeds from the sale of the Series K Preferred Stock Preferred Stock in our primary offering ($25.00 per share). All or a portion of selling commissions and/or of the dealer manager fee may be reallowed to participating broker-dealers. See the “Plan of Distribution” section of this prospectus for a description of these commissions and fees. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, including gifts. In no event shall such gifts exceed an aggregate value of $100 per annum per registered representative or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering. The combined selling commissions, dealer manager fee, investment banking fee and such non-cash compensation for this offering will not exceed FINRA’s 10.0% cap.

(2)
Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us or on our behalf in connection with the qualification and registration of this offering and the marketing and distribution of the Preferred Stock, including, without limitation, expenses for printing and amending registration statements or supplementing prospectuses, mailing and distributing costs, all advertising and marketing expenses (including costs incurred for travel, meals and lodging for employees to attend retail seminars hosted by broker-dealers or bona fide training or educational meetings hosted by us), charges of transfer agents, registrars and experts, and fees, expenses and taxes related to the filing, registration and qualification, as necessary, of the sale of the Preferred Stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. Subject to the cap on issuer expenses described below, we also will reimburse our dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses presented on detailed and itemized invoices. We do not expect such offering expenses to exceed 1.5% of the aggregate gross offering proceeds, though the amount of such expenses may exceed the expected amount, as long as such expenses would not cause the cumulative selling commissions, dealer manager fee and issuer organization and offering expenses paid by us to exceed 15% of the aggregate gross offering proceeds. All organization and offering expenses, including selling commissions and the dealer manager fee, are not expected to exceed 11.5% of the aggregate gross proceeds of this offering, though the amount of such expenses may exceed the expected amount.

We will contribute the net proceeds from the sale of the Preferred Stock from this offering to Ashford Trust OP in exchange for preferred partnership units in Ashford Trust OP having the same rights and preferences as the Series J Preferred Stock (the “Series J Preferred Units”) and the Series K Preferred Stock (the “Series K Preferred Units”), as applicable.
We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, payment of dividends on our outstanding capital stock, repayment of debt or other maturing obligations, financing future hotel-related investments, redemption of outstanding shares of our preferred stock, capital expenditures and working capital. Pending any such uses, we may invest the net proceeds from the sale of any securities offered pursuant to this prospectus in short-term investments. These initial investments are expected to provide a lower net return than we will seek to achieve from our target assets.

DESCRIPTION OF THE SERIES J PREFERRED STOCK
Our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as the Series J Preferred Stock. The following is a brief description of the terms of the Series J Preferred Stock. The description of the Series J Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Series J Articles Supplementary, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.
General
Our board of directors has created out of the authorized and unissued shares of our preferred stock a series of redeemable preferred stock designated as the “Series J Redeemable Preferred Stock.” Up to 20,000,000 shares of Series J Preferred Stock or Series K Preferred Stock are being offered in our primary offering pursuant to this prospectus and up to 8,000,000 shares of Series J Preferred Stock or Series K Preferred Stock are being offered pursuant to the DRP.
Ranking
The Series J Preferred Stock ranks, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs:
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prior or senior to all classes or series of our common stock and any other class or series of equity securities, if the holders of Series J Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series;

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on a parity with the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series K Preferred Stock, and any other class or series of our equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series J Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other;

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junior to any class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series J Preferred Stock (none of which are currently outstanding); and

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junior to all our existing and future debt indebtedness.

The term “equity securities” does not include convertible debt securities.
We will contribute the net proceeds from the sale of the Series J Preferred Stock from this offering to Ashford Trust OP in exchange for the Series J Preferred Units having the same rights and preferences as the Series J Preferred Stock. Ashford Trust OP will be required to make all required dividend payments on the Series J Preferred Units prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of Ashford Trust OP, except for any other series of preferred units ranking on a parity with the Series J Preferred Units as to distributions and liquidation, and any preferred units ranking senior to the Series J Preferred Units as to distributions and liquidations that we may issue, and except for dividends required to enable us to maintain our qualification as a REIT.
Stated Value
Each share of Series J Preferred Stock will have a “Stated Value” of $25.00 as set forth in the Series J Articles Supplementary.

Dividends
Holders of Series J Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series J Preferred Stock at an annual rate equal to 8.0% of the Stated Value per share (equivalent to an annual dividend rate of $2.00 per share). We expect to authorize and declare dividends on the shares of Series J Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. Dividends payable on the Series J Preferred Stock for any dividend period (as defined below) (including any dividend period during which any shares of Series J Preferred Stock shall be redeemed) will be computed on the basis of twelve 30-day months and a 360-day year.
Dividends payable on each share of Series J Preferred Stock will begin accruing on, and will be cumulative from, the first day of the dividend period during which such share of Series J Preferred Stock was originally issued. Each subsequent dividend will begin accruing on, and will be cumulative from, the end of the most recent dividend period for which a dividend has been paid on each such share of Series J Preferred Stock. The term “dividend period” means the respective periods commencing on, and including, the first day of each month of each year and ending on, and including, the day preceding the first day of the next succeeding dividend period (other than the dividend period during which any shares of Series J Preferred Stock shall be redeemed, which shall end on, and include, the day preceding the redemption date with respect to the shares of Series J Preferred Stock being redeemed). The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.
Holders of our shares of Series J Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series J Preferred Stock. Except as set forth in the Series J Articles Supplementary, unless full cumulative dividends on our shares of Series J Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:
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declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series J Preferred Stock as to the dividend rights or rights upon our liquidation, dissolution or winding up of our affairs, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series J Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs for any period; or

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except by conversion into or exchange for shares of stock ranking junior to the Series J Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series J Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.
Redemption at the Option of Holders
Except as noted below, commencing on the date of original issuance and terminating upon the listing of the Series J Preferred Stock on the NYSE or another national securities exchange, if any, a holder will have the right to require us to redeem any or all of such holder’s shares of Series J Preferred Stock at a redemption price equal to 100% of the Stated Value, less a redemption fee, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.
The redemption fee shall be equal to:
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beginning on the “date of original issuance” of the shares to be redeemed: 8%;

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beginning on the second anniversary from the “date of original issuance” of the shares to be redeemed: 5%; and

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beginning on the third anniversary from the “date of original issuance” of the shares to be redeemed: 0%.

Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, if a holder of shares of Series J Preferred Stock causes us to redeem such shares of Series J Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series J Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
For purposes of this “Redemption at the Option of Holders” provision, the “date of original issuance” of the shares to be redeemed will mean the earliest date that any shares of Series J Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.
For purposes of this “Redemption at the Option of Holders” provision, where the shares of Preferred Stock to be redeemed are DRP shares, the “date of original issuance” of such DRP Shares shall be deemed to be the same as the “date of original issuance” of the Underlying Shares, and such DRP Shares shall be subject to the same redemption terms to which the Underlying Shares would be subject if submitted for redemption hereunder.
Our ability to redeem shares of Series J Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series J Preferred Stock submitted for redemption in cash may be restricted by law.
In addition, aggregate optional redemptions by holders of the Preferred Stock will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year.
Redemptions at the option of the company (described above) will not count toward the 2%/5%/20% limits applied to optional redemptions by holders of the Preferred Stock. Optional redemptions following death or disability of a holder (described below) will count toward the 2%/5%/20% limits but will not be subject to such limits.
If, after applying these redemption limits, a holder would own less than one share of Series J Preferred Stock, all of such holder’s shares of Series J Preferred Stock will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, an investor would own 2.5 shares, we will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of shares of Series J Preferred Stock to be redeemed is less than the number of shares of Series J Preferred Stock submitted for redemption by a holder, the excess shares of Series J Preferred Stock will remain subject to redemption in future periods until the earlier of (i) all shares of Series J Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series J Preferred Stock and the number of shares of Series J Preferred Stock, if any, which remain subject to redemption.

Optional Redemption Following Death or Disability of a Holder
Subject to the requirements below, commencing on the date of original issuance and terminating upon the listing of the Series J Preferred Stock on the NYSE or another national securities exchange, if any, we will redeem shares of Series J Preferred Stock held by a natural person upon his or her death or upon suffering a qualifying disability at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. No redemption fees shall apply to such redemptions.
In order to redeem shares on the terms described above upon the death or qualifying disability of a holder, the following conditions must be met:
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the deceased or disabled must be the sole holder or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the deceased or disabled may be one of the spouses;

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in the case of the disability of a holder:

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such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration);

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such determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive;

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the condition causing the disability shall have occurred after the date that the holder became a holder of Series J Preferred Stock;

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the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits;

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the redemption request must be received by the company within 12 months after the death or disability of the holder; and

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in the case of the death of a holder, the redemption request must be made by a recipient of the shares through bequest or inheritance or, in the case of the death of a beneficiary of a trust, by the trustee of the trust or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the request may be made by the surviving spouse.

Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series J Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
Our ability to redeem shares of Series J Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series J Preferred Stock submitted for redemption in cash may be restricted by law. Although death and disability redemptions will not be subject to the 2%/5%/20% limits described above, death and disability redemptions will count toward such limits when applied to other redemptions at the option of the holder.
Optional Redemption by the Company
After two years from the “date of original issuance” of the shares of Series J Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series J Preferred Stock, in whole or in part, at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.
Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, if we choose to redeem any shares of Series J Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series J Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
For purposes of this “Optional Redemption by the Company” provision, the “date of original issuance” of the shares to be redeemed will mean the earliest date that any shares of Series J Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued. As a result, depending upon how late in a calendar quarter you purchased your shares, we may have the ability to redeem your shares even if they have been outstanding for slightly less than two years.
For purposes of this “Optional Redemption by the Company” provision, where the shares of Preferred Stock to be redeemed are acquired by the holder pursuant to the DRP (such shares, “DRP Shares” ), the “date of original issuance” of such DRP Shares shall be deemed to be the same as the “date of original issuance” of the underlying shares of Preferred Stock pursuant to which such DRP Shares are directly or indirectly attributable (such shares, “Underlying Shares”), and such DRP Shares shall become subject to optional redemption by us hereunder on the same date and terms as the Underlying Shares.
Upon listing, if any, of the Series J Preferred Stock on the NYSE or another national securities exchange, subject to applicable law and the limitation on purchases when dividends on the Series J Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series J Preferred Stock in the open market, by tender or by private agreement.
We may exercise our redemption right by delivering a written notice thereof to all the holders of the shares of Series J Preferred Stock to be redeemed. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be not less than 30 days nor more than 60 days following the notice date.
Special Optional Redemption by the Company
Upon the occurrence of a Change of Control, we will have the right (but not the obligation) to redeem the outstanding shares of Series J Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Series J Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series J Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series J Preferred Stock will not have the conversion right described below under “— Special Conversion Rights at the Option of Holders”
We will mail to you, if you are a record holder of the Series J Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series J Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of shares of Series J Preferred Stock to be redeemed;

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that the Series J Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

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that the holders of the Series J Preferred Stock to which the notice relates will not be able to tender such Series J Preferred Stock for redemption in connection with the Change of Control and each share of Series J Preferred Stock tendered for redemption that is selected, prior to the Series J Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of redeemed on the Series J Change of Control Conversion Date; and

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that dividends on the Series J Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the outstanding shares of Series J Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series J Preferred Stock that we will redeem from each stockholder.
If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series J Preferred Stock called for redemption, then from and after the redemption date, those shares of Series J Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series J Preferred Stock will terminate. The holders of those shares of Series J Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date.
If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of Series J Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on such shares on the corresponding payment date notwithstanding the redemption of such shares of Series J Preferred Stock between such record date and the corresponding payment date and each holder of Series J Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period up to, but excluding, the redemption date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series J Preferred Stock for which a notice of redemption has been given.
A “Change of Control” is when, after the original issuance of the Series J Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Special Conversion Rights at the Option of Holders
As described above in the section entitled “— Redemption at the Option of Holders,” the right of holders to require us to redeem any or all of their shares of Series J Preferred Stock will terminate upon the listing of the Series J Preferred Stock on the NYSE or another national securities exchange, if any. In light of that provision, commencing on the date that the shares of Series J Preferred Stock are listed on the NYSE or another national securities exchange, each holder of Series J Preferred Stock will have the conversion right described below:

Unless we have provided or provide notice of our election to redeem the Series J Preferred Stock as described above under “— Optional Redemption by the Company” or “— Special Optional Redemption by the Company” prior to the Series J Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series J Preferred Stock will have the right (but not the obligation), at such holder’s option, to convert some or all of the Series J Preferred Stock held by such holder (the “Series J Change of Control Conversion Right”) on the Series J Change of Control Conversion Date into a number of shares of our common stock. The number of shares of common stock to be issued per share of Series J Preferred Stock to be converted (the “Series J Common Stock Conversion Consideration”) will be equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the Stated Value, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the Series J Change of Control Conversion Date (unless the Series J Change of Control Conversion Date is after a dividend record date for the Series J Preferred Stock and prior to the corresponding Series J Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

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the Series J Share Cap.

The Series J Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Series J Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Series J Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Series J Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Series J Change of Control Conversion Right (or equivalent Series J Alternative Conversion Consideration, as applicable) will not exceed 187,416,320 shares in total (or equivalent Series J Alternative Conversion Consideration, as applicable) (the “Series J Exchange Cap”). The Series J Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Series J Share Cap.
In the case of a Change of Control pursuant to which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series J Preferred Stock will receive upon conversion of such Series J Preferred Stock the kind and amount of Alternative Form Consideration which such holder of Series J Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of Series J Preferred Stock held a number of shares of our common stock equal to the Series J Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Series J Alternative Conversion Consideration,” and the Series J Common Stock Conversion Consideration or the Series J Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Series J Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series J Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
We will not issue fractional shares of common stock upon the conversion of the Series J Preferred Stock. In lieu of fractional shares, holders will be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series J Preferred Stock a notice of the occurrence of the Change of Control that describes the resulting Series J Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of Series J Preferred Stock may exercise their Series J Change of Control Conversion Right;

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the method and period for calculating the Common Stock Price;

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the Series J Change of Control Conversion Date;

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that if, prior to the Series J Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series J Preferred Stock, holders will not be able to convert Series J Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Series J Change of Control Conversion Right;

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if applicable, the type and amount of Series J Alternative Conversion Consideration entitled to be received per share of Series J Preferred Stock;

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the name and address of the paying agent and the conversion agent; and

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the procedures that the holders of Series J Preferred Stock must follow to exercise the Series J Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series J Preferred Stock.
To exercise the Series J Change of Control Conversion Right, the holders of Series J Preferred Stock will be required to deliver, on or before the close of business on the Series J Change of Control Conversion Date, the certificates evidencing the Series J Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:
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the relevant Series J Change of Control Conversion Date;

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the number of shares of Series J Preferred Stock to be converted; and

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that the Series J Preferred Stock is to be converted pursuant to the applicable provisions of the Series J Preferred Stock.

The “Series J Change of Control Conversion Date” is the date the Series J Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series J Preferred Stock.
“Common Stock Price” means: (i) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of our common stock is solely cash; or (ii) the average of the closing prices for our common stock on the NYSE for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control or, if our common stock is no longer listed or quoted on an exchange, the fair market value of our common stock, if the consideration to be received in the Change of Control by the holders of our common stock is other than solely cash.
Holders of Series J Preferred Stock may withdraw any notice of exercise of a Series J Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Series J Change of Control Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series J Preferred Stock;

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if certificated Series J Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series J Preferred Stock; and

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the number of shares of Series J Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series J Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
Unless we have provided or provide notice of our election to redeem the Series J Preferred Stock prior to the Series J Change of Control Conversion Date, whether pursuant to our optional redemption right or our special optional redemption right, the shares of Series J Preferred Stock as to which the Series J Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Series J Conversion Consideration in accordance with the Series J Change of Control Conversion Right on the Series J Change of Control Conversion Date. If we elect to redeem Series J Preferred Stock that would otherwise be converted into the applicable Series J Conversion Consideration on a Series J Change of Control Conversion Date, such Series J Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, in accordance with our optional redemption right or special optional redemption right. See “— Optional Redemption by the Company” and “— Special Optional Redemption by the Company” above.
We will deliver amounts owing upon conversion no later than the third business day following the Series J Change of Control Conversion Date.
In connection with the exercise of any Series J Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series J Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series J Preferred Stock, no holder of Series J Preferred Stock will be entitled to convert such Series J Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Series J Articles Supplementary, unless we provide an exemption from this limitation for such holder. See “Restrictions on Ownership” below.
The Change of Control conversion and redemption features of the Series J Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — Risks Related To This Offering — The Change of Control conversion rights that commence upon a listing of the Preferred Stock on a national securities exchange may not adequately compensate you, and the Change of Control conversion and redemption features of the Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.”
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment is made to the holders of our common stock or any other class or series of capital stock ranking junior to the Series J Preferred Stock, the holders of the Series J Preferred Stock will have the right to receive, out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment. The rights of the holders of the Series J Preferred Stock to receive the Stated Value will be subject to the rights of holders of our debt, holders of any equity securities ranking senior in liquidation preference to the Series J Preferred Stock (none of which are currently outstanding) and the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series J Preferred Stock, including the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series K Preferred Stock.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series J Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law (the “MGCL”), amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series J Preferred Stock will not be added to our total liabilities.
Voting Rights
Holders of the Series J Preferred Stock will not have any voting rights, except as set forth below.
If and whenever dividends on any shares of Series J Preferred Stock or any series or class of parity stock shall be in arrears for 18 or more monthly periods (whether or not consecutive), the number of directors then constituting our board of directors shall be increased by two and the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series J Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of the two additional directors at any annual meeting of stockholders or at a special meeting of the holders of the Series J Preferred Stock and of any other voting preferred stock called for that purpose. We must call such special meeting upon the request of the holders of record of 10% or more of the Series J Preferred Stock. Whenever dividends in arrears on outstanding shares of Series J Preferred Stock shall have been paid and dividends thereon for the current monthly dividend period shall have been paid in full, then the right of the holders of the Series J Preferred Stock to elect such additional two directors shall cease and, if all dividends have been paid in full on all other shares of voting preferred stock, the terms of office of such directors shall terminate and the number of directors constituting our board of directors shall be reduced accordingly.
The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of Series J Preferred Stock and the holders of all other classes or series of preferred stock entitled to vote on such matters, if any, voting as a single class, in addition to any other vote required by the charter or Maryland law, will be required to: (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series J Preferred Stock or any security convertible into shares of any class of such senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, our charter, including the Series J Articles Supplementary, whether by merger, consolidation or other business combination or otherwise, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series J Preferred Stock. Neither (i) an amendment of our charter to authorize, create, or increase the authorized amount of junior stock or any shares of any class of parity stock, including additional Series J Preferred Stock nor (ii) any merger, consolidation or other business combination, so long as the Series J Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such event, we may not be the surviving entity, shall be deemed to materially adversely affect the powers, rights or preferences of the holders of Series J Preferred Stock. Subject to the general voting rights described above, such vote of the holders of Series J Preferred Stock as described above shall not be required if provision is made to redeem all Series J Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.
For the avoidance of doubt, if any amendment, alteration, repeal, merger or consolidation described above would adversely affect one or more but not all classes or series of our outstanding preferred stock, then only the classes or series of our preferred stock adversely affected and entitled to vote on such matter shall vote as a class in lieu of all other classes or series of our preferred stock. In addition, so long as any shares of Series J Preferred Stock remain outstanding, the holders of shares of Series J Preferred Stock will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, including the terms of the Series J Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series J Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal. The vote required for such an amendment, alteration or repeal is the affirmative vote or consent of the holders of a majority of the outstanding shares of Series J Preferred Stock.
With respect to the exercise of the above-described voting rights, each share of Series J Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series J Preferred Stock as a single class, then the Series J Preferred Stock and such other class or series shall have one vote per $25.00 of stated liquidation preference.
Restrictions on Ownership
For us to maintain our qualification as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Furthermore, if any stockholder or group of stockholders of any lessee of our hotels, owns, actually or constructively, 10% or more of our shares of capital stock, such lessee could become a related-party tenant of ours, which likely would result in the loss of our qualification as a REIT. To ensure that we will comply with those share ownership rules, our charter contains provisions that restrict the ownership and transfer of our shares of capital stock. With certain exceptions, our charter prohibits direct or constructive ownership by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or, with respect to any class or series of shares of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock, including the Series J Preferred Stock. See “Description of Our Capital Stock — Restrictions on Ownership and Transfer” in this prospectus for additional discussion.
Transfer Agent and Registrar
The transfer agent and registrar for the Series J Preferred Stock is Computershare Trust Company, N.A.
Listing
There is no public trading market for the Series J Preferred Stock. After the Termination Date, we may apply to list the Series J Preferred Stock on the NYSE or another national securities exchange; however, there can be no assurance that a listing will be achieved. We do not expect a public market to develop before the Series J Preferred Stock is listed on the NYSE or another national securities exchange, if at all. We reserve the right, without stockholder approval, to permanently revoke this option to list the Series J Preferred Stock on the NYSE or another national securities exchange and will announce any such decision in a supplement to this prospectus.

DESCRIPTION OF THE SERIES K PREFERRED STOCK
Our board of directors has created out of the authorized and unissued shares of our preferred stock, a series of redeemable preferred stock, designated as the Series K Preferred Stock. The following is a brief description of the terms of the Series K Preferred Stock. The description of the Series K Preferred Stock contained herein does not purport to be complete and is qualified in its entirety by reference to the Series K Articles Supplementary, which have been filed with the SEC and are incorporated by reference as an exhibit to the registration statement, of which this prospectus is a part.
General
Our board of directors has created out of the authorized and unissued shares of our preferred stock a series of redeemable preferred stock designated as the “Series K Redeemable Preferred Stock.” Up to 20,000,000 shares of Series J Preferred Stock or Series K Preferred Stock are being offered in our primary offering pursuant to this prospectus and up to 8,000,000 shares of Series J Preferred Stock or Series K Preferred Stock are being offered pursuant to the DRP.
Ranking
The Series K Preferred Stock ranks, with respect to the payment of dividends and rights upon our liquidation, dissolution or winding up of our affairs:
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prior or senior to all classes or series of our common stock and any other class or series of equity securities, if the holders of Series K Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series;

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on a parity with the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock, and any other class or series of our equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the Series K Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other;

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junior to any class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series K Preferred Stock (none of which are currently outstanding); and

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junior to all our existing and future debt indebtedness.

The term “equity securities” does not include convertible debt securities.
We will contribute the net proceeds from the sale of the Series K Preferred Stock from this offering to Ashford Trust OP in exchange for the Series K Preferred Units having the same rights and preferences as the Series K Preferred Stock. Ashford Trust OP will be required to make all required dividend payments on the Series K Preferred Units prior to any distribution of cash or assets to the holders of common partnership units or to the holders of any other equity interest of Ashford Trust OP, except for any other series of preferred units ranking on a parity with the Series K Preferred Units as to distributions and liquidation, and any preferred units ranking senior to the Series K Preferred Units as to distributions and liquidations that we may issue, and except for dividends required to enable us to maintain our qualification as a REIT.
Stated Value
Each share of Series K Preferred Stock will have a “Stated Value” of $25.00 as set forth in the Series K Articles Supplementary.

Dividends
Holders of Series K Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series K Preferred Stock at an annual rate of 8.2% of the Stated Value (equivalent of an annual dividend rate of $2.05 per share). Beginning one year from the “date of original issuance” of each share of Series K Preferred Stock, and on each one year-anniversary thereafter for such Series K Preferred Stock, the dividend rate will increase by 0.10% per annum for such share; provided, however, that the dividend rate for any share of Series K Preferred Stock shall not exceed 8.7% per annum. For purposes of the 0.10% per annum dividend rate increase in this “Dividends” section, the “date of original issuance” of the shares of Series K Preferred Stock will mean the earliest date that any shares of Series K Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.
We expect to authorize and declare dividends on the shares of Series K Preferred Stock on a monthly basis, payable on the 15th day of each month (or if such payment date is not a business day, on the next succeeding business day), unless our results of operations, our general financial condition, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Dividends will be payable in arrears to holders of record as they appear on our records at the close of business on the last business day of each month immediately preceding the applicable dividend payment date. Dividends payable on the Series K Preferred Stock for any dividend period (as defined below) (including any dividend period during which any shares of Series K Preferred Stock shall be redeemed) will be computed on the basis of twelve 30-day months and a 360-day year.
Dividends payable on each share of Series K Preferred Stock will begin accruing on, and will be cumulative from, the first day of the dividend period during which such share of Series K Preferred Stock was originally issued. Each subsequent dividend will begin accruing on, and will be cumulative from, the end of the most recent dividend period for which a dividend has been paid on each such share of Series K Preferred Stock. The term “dividend period” means the respective periods commencing on, and including, the first day of each month of each year and ending on, and including, the day preceding the first day of the next succeeding dividend period (other than the dividend period during which any shares of Series K Preferred Stock shall be redeemed, which shall end on, and include, the day preceding the redemption date with respect to the shares of Series K Preferred Stock being redeemed). The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.
Holders of our shares of Series K Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on our shares of Series K Preferred Stock. Except as set forth in the Series K Articles Supplementary, unless full cumulative dividends on our shares of Series K Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:
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declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or distributions paid in shares of stock ranking junior to the Series K Preferred Stock as to the dividend rights or rights upon our liquidation, dissolution or winding up of our affairs, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our common stock or any class or series of our stock ranking junior to or on parity with the Series K Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs for any period; or

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except by conversion into or exchange for shares of stock ranking junior to the Series K Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any common stock or any class or series of our stock ranking junior to or on parity with the Series K Preferred Stock as to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the common stock.
Redemption at the Option of Holders
Except as noted below, commencing on the date of original issuance and terminating upon the listing of the Series K Preferred Stock on the NYSE or another national securities exchange, if any, a holder will have the right to require us to redeem any or all of such holder’s shares of Series K Preferred Stock at a redemption price equal to 100% of the Stated Value, less a redemption fee, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.
The redemption fee shall be equal to:
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beginning on the “date of original issuance” of the shares to be redeemed: 1.5%; and

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beginning on the first anniversary from the “date of original issuance” of the shares to be redeemed: 0%.

Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, if a holder of shares of Series K Preferred Stock causes us to redeem such shares of Series K Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series K Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
For purposes of this “Redemption at the Option of Holders” provision, the “date of original issuance” of the shares to be redeemed will mean the earliest date that any shares of Series K Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued.
For purposes of this “Redemption at the Option of Holders” provision, where the shares of Preferred Stock to be redeemed are DRP shares, the “date of original issuance” of such DRP Shares shall be deemed to be the same as the “date of original issuance” of the Underlying Shares, and such DRP Shares shall be subject to the same redemption terms to which the Underlying Shares would be subject if submitted for redemption hereunder.
Our ability to redeem shares of Series K Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series K Preferred Stock submitted for redemption in cash may be restricted by law.
In addition, aggregate optional redemptions by holders of the Preferred Stock will be subject to the following redemption limits: (i) no more than 2% of the outstanding Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding Preferred Stock will be redeemed per fiscal year.
Redemptions at the option of the company (described above) will not count toward the 2%/5%/20% limits applied to optional redemptions by holders of the Series K Preferred Stock. Optional redemptions following death or disability of a holder (described below) will count toward the 2%/5%/20% limits but will not be subject to such limits.
If, after applying these redemption limits, a holder would own less than one share of Series K Preferred Stock, all of such holder’s shares of Series K Preferred Stock will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, an investor would own 2.5 shares, we will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of shares of Series K Preferred Stock to be redeemed is less than the number of shares of Series K Preferred Stock submitted for redemption by a holder, the excess shares of Series K Preferred Stock will remain subject to redemption in future periods until the earlier of (i) all shares of Series K Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series K Preferred Stock and the number of shares of Series K Preferred Stock, if any, which remain subject to redemption.
Optional Redemption Following Death or Disability of a Holder
Subject to the requirements below, commencing on the date of original issuance and terminating upon the listing of the Series K Preferred Stock on the NYSE or another national securities exchange, if any, we will redeem shares of Series K Preferred Stock held by a natural person upon his or her death or upon suffering a qualifying disability at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. No redemption fees shall apply to such redemptions.
In order to redeem shares on the terms described above upon the death or qualifying disability of a holder, the following conditions must be met:
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the deceased or disabled must be the sole holder or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the deceased or disabled may be one of the spouses;

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in the case of the disability of a holder:

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such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration);

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such determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive;

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the condition causing the disability shall have occurred after the date that the holder became a holder of Series K Preferred Stock;

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the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits;

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the redemption request must be received by the company within 12 months after the death or disability of the holder; and

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in the case of the death of a holder, the redemption request must be made by a recipient of the shares through bequest or inheritance or, in the case of the death of a beneficiary of a trust, by the trustee of the trust or, in the case of shares owned by spouses who are joint registered holders (or holders by tenants in the entirety), the request may be made by the surviving spouse.

Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of shares of our common stock or any combination thereof, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series K Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
Our ability to redeem shares of Series K Preferred Stock in cash may be limited to the extent that we do not have sufficient funds available, taking into account such reserves and other considerations as our board of directors may determine in its sole discretion, to fund such cash redemption. Further, our obligation to redeem any of the shares of Series K Preferred Stock submitted for redemption in cash may be restricted by law. Although death and disability redemptions will not be subject to the 2%/5%/20% limits described above, death and disability redemptions will count toward such limits when applied to other redemptions at the option of the holder.
Optional Redemption by the Company
After two years from the “date of original issuance” of the shares of Series K Preferred Stock to be redeemed, we will have the right (but not the obligation) to redeem such shares of Series K Preferred Stock, in whole or in part, at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption.
Subject to the following sentence, for so long as our common stock is listed on a national securities exchange, if we choose to redeem any shares of Series K Preferred Stock, we have the right, in our sole discretion, to pay the redemption price in cash or in equal value of our common stock, based on the closing price per share of our common stock for the single trading day prior to the date of redemption. Pursuant to the Series K Articles Supplementary, our board of directors may, without stockholder approval, permanently revoke this right to pay the redemption price (or a portion thereof) in shares of our common stock and pay the redemption price solely in cash.
For purposes of this “Optional Redemption by the Company” provision, the “date of original issuance” of the shares to be redeemed will mean the earliest date that any shares of Series K Preferred Stock were issued to any investor during the calendar quarter in which the shares to be redeemed were issued. As a result, depending upon how late in a calendar quarter you purchased your shares, we may have the ability to redeem your shares even if they have been outstanding for slightly less than two years.
For purposes of this “Optional Redemption by the Company” provision, where the shares of Series K Preferred Stock to be redeemed are DRP Shares, the “date of original issuance” of such DRP Shares shall be deemed to be the same as the “date of original issuance” of the Underlying Shares, and such DRP Shares shall become subject to optional redemption by us hereunder on the same date and terms as the Underlying Shares.
Upon listing, if any, of the Series K Preferred Stock on the NYSE or another national securities exchange, subject to applicable law and the limitation on purchases when dividends on the Series K Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series K Preferred Stock in the open market, by tender or by private agreement.
We may exercise our redemption right by delivering a written notice thereof to all the holders of the shares of Series K Preferred Stock to be redeemed. A notice of redemption shall be irrevocable. Each such notice will state the date on which the redemption by us shall occur, which date will be not less than 30 days nor more than 60 days following the notice date.
Special Optional Redemption by the Company
Upon the occurrence of a Change of Control, we will have the right (but not the obligation) to redeem the outstanding shares of Series K Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption. If, prior to the Series K Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series K Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series K Preferred Stock will not have the conversion right described below under “— Special Conversion Rights at the Option of Holders.”
We will mail to you, if you are a record holder of the Series K Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series K Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

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the redemption date;

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the redemption price;

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the number of shares of Series K Preferred Stock to be redeemed;

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that the Series K Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

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that the holders of the Series K Preferred Stock to which the notice relates will not be able to tender such Series K Preferred Stock for redemption in connection with the Change of Control and each share of Series K Preferred Stock tendered for redemption that is selected, prior to the Series K Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of redeemed on the Series K Change of Control Conversion Date; and

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that dividends on the Series K Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the outstanding shares of Series K Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series K Preferred Stock that we will redeem from each stockholder.
If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series K Preferred Stock called for redemption, then from and after the redemption date, those shares of Series K Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series K Preferred Stock will terminate. The holders of those shares of Series K Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends through, but not including, the redemption date.
If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of Series K Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on such shares on the corresponding payment date notwithstanding the redemption of such shares of Series K Preferred Stock between such record date and the corresponding payment date and each holder of Series K Preferred Stock that surrenders such shares on such redemption date will be entitled to the dividends accruing after the end of the applicable dividend period up to, but excluding, the redemption date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series K Preferred Stock for which a notice of redemption has been given.
A “Change of Control” is when, after the original issuance of the Series K Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Special Conversion Rights at the Option of Holders
As described above in the section entitled “— Redemption at the Option of Holders,” the right of holders to require us to redeem any or all of their shares of Series K Preferred Stock will terminate upon the listing of the Series K Preferred Stock on the NYSE or another national securities exchange, if any. In light of that provision, commencing on the date that the shares of Series K Preferred Stock are listed on the NYSE or another national securities exchange, each holder of Series K Preferred Stock will have the conversion right described below:
Unless we have provided or provide notice of our election to redeem the Series K Preferred Stock as described above under “— Optional Redemption by the Company” or “— Special Optional Redemption by the Company” prior to the Series K Change of Control Conversion Date, upon the occurrence of a Change of Control, each holder of Series K Preferred Stock will have the right (but not the obligation), at such holder’s option, to convert some or all of the Series K Preferred Stock held by such holder (the “Series K Change of Control Conversion Right”) on the Series K Change of Control Conversion Date into a number of shares of our common stock. The number of shares of common stock to be issued per share of Series K Preferred Stock to be converted (the “Series K Common Stock Conversion Consideration”) will be equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the Stated Value, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) to, but not including, the Series K Change of Control Conversion Date (unless the Series K Change of Control Conversion Date is after a dividend record date for the Series K Preferred Stock and prior to the corresponding Series K Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

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the Series K Share Cap.

The Series K Share Cap is subject to pro rata adjustments for any Share Splits with respect to our common stock as follows: the adjusted Series K Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Series K Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Series K Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Series K Change of Control Conversion Right (or equivalent Series K Alternative Conversion Consideration, as applicable) will not exceed 187,416,320 shares in total (or equivalent Series K Alternative Conversion Consideration, as applicable) (the “Series K Exchange Cap”). The Series K Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Series K Share Cap.
In the case of a Change of Control pursuant to which our common stock will be converted into Alternative Form Consideration, a holder of Series K Preferred Stock will receive upon conversion of such Series K Preferred Stock the kind and amount of Alternative Form Consideration which such holder of Series K Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of Series K Preferred Stock held a number of shares of our common stock equal to the Series K Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Series K Alternative Conversion Consideration,” and the Series K Common Stock Conversion Consideration or the Series K Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Series K Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series K Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
We will not issue fractional shares of common stock upon the conversion of the Series K Preferred Stock. In lieu of fractional shares, holders will be entitled to receive the cash value of such fractional shares based on the Common Stock Price.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series K Preferred Stock a notice of the occurrence of the Change of Control that describes the resulting Series K Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of Series K Preferred Stock may exercise their Series K Change of Control Conversion Right;

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the method and period for calculating the Common Stock Price;

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the Series K Change of Control Conversion Date;

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that if, prior to the Series K Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series K Preferred Stock, holders will not be able to convert Series K Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Series K Change of Control Conversion Right;

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if applicable, the type and amount of Series K Alternative Conversion Consideration entitled to be received per share of Series K Preferred Stock;

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the name and address of the paying agent and the conversion agent; and

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the procedures that the holders of Series K Preferred Stock must follow to exercise the Series K Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series K Preferred Stock.
To exercise the Series K Change of Control Conversion Right, the holders of Series K Preferred Stock will be required to deliver, on or before the close of business on the Series K Change of Control Conversion Date, the certificates evidencing the Series K Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:
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the relevant Series K Change of Control Conversion Date;

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the number of shares of Series K Preferred Stock to be converted; and

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that the Series K Preferred Stock is to be converted pursuant to the applicable provisions of the Series K Preferred Stock.

The “Series K Change of Control Conversion Date” is the date the Series K Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series K Preferred Stock.
Holders of Series K Preferred Stock may withdraw any notice of exercise of a Series K Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Series K Change of Control Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series K Preferred Stock;

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if certificated Series K Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series K Preferred Stock; and

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the number of shares of Series K Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series K Preferred Stock is held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.
Unless we have provided or provide notice of our election to redeem such Series K Preferred Stock prior to the Series K Change of Control Conversion Date, whether pursuant to our optional redemption right or our special optional redemption right, the shares of Series K Preferred Stock as to which the Series K Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Series K Conversion Consideration in accordance with the Series K Change of Control Conversion Right on the Series K Change of Control Conversion Date. If we elect to redeem Series K Preferred Stock that would otherwise be converted into the applicable Series K Conversion Consideration on a Series K Change of Control Conversion Date, such Series K Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, in accordance with our optional redemption right or special optional redemption right. See “— Optional Redemption by the Company” and “— Special Optional Redemption by the Company” above.
We will deliver amounts owing upon conversion no later than the third business day following the Series K Change of Control Conversion Date.
In connection with the exercise of any Series K Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series K Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series K Preferred Stock, no holder of Series K Preferred Stock will be entitled to convert such Series K Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Series K Articles Supplementary, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership” below.
The Change of Control conversion and redemption features of the Series K Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors — Risks Related To This Offering — The Change of Control conversion rights that commence upon a listing of the Preferred Stock on a national securities exchange may not adequately compensate you, and the Change of Control conversion and redemption features of the Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company.”
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment is made to the holders of our common stock or any other class or series of capital stock ranking junior to the Series K Preferred Stock, the holders of the Series K Preferred Stock will have the right to receive, out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Stated Value, plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment. The rights of the holders of the Series K Preferred Stock to receive the Stated Value will be subject to the rights of holders of our debt, holders of any equity securities ranking senior in liquidation preference to the Series K Preferred Stock (none of which are currently outstanding) and the proportionate rights of holders of each other series or class of our equity securities ranked on a parity with the Series K Preferred Stock, including the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock and the Series J Preferred Stock.
After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series K Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series K Preferred Stock will not be added to our total liabilities.
Voting Rights
Holders of the Series K Preferred Stock will not have any voting rights, except as set forth below.
If and whenever dividends on any shares of Series K Preferred Stock or any series or class of parity stock shall be in arrears for 18 or more monthly periods (whether or not consecutive), the number of directors then constituting our board of directors shall be increased by two and the holders of such shares (voting together as a single class with all other shares of any class or series of shares ranking on a parity with the Series K Preferred Stock which are entitled to similar voting rights, if any) will be entitled to vote for the election of the two additional directors at any annual meeting of stockholders or at a special meeting of the holders of the Series K Preferred Stock and of any other voting preferred stock called for that purpose. We must call such special meeting upon the request of the holders of record of 10% or more of the Series K Preferred Stock. Whenever dividends in arrears on outstanding shares of Series K Preferred Stock shall have been paid and dividends thereon for the current monthly dividend period shall have been paid in full, then the right of the holders of the Series K Preferred Stock to elect such additional two directors shall cease and, if all dividends have been paid in full on all other shares of voting preferred stock, the terms of office of such directors shall terminate and the number of directors constituting our board of directors shall be reduced accordingly.
The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of Series K Preferred Stock and the holders of all other classes or series of preferred stock entitled to vote on such matters, if any, voting as a single class, in addition to any other vote required by the charter or Maryland law, will be required to: (i) authorize the creation of, the increase in the authorized amount of, or the issuance of any shares of any class of stock ranking senior to the Series K Preferred Stock or any security convertible into shares of any class of such senior stock or (ii) amend, alter or repeal any provision of, or add any provision to, our charter, including the Series K Articles Supplementary, whether by merger, consolidation or other business combination or otherwise, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Series K Preferred Stock. Neither (i) an amendment of our charter to authorize, create, or increase the authorized amount of junior stock or any shares of any class of parity stock, including additional Series K Preferred Stock nor (ii) any merger, consolidation or other business combination, so long as the Series K Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such event, we may not be the surviving entity, shall be deemed to materially adversely affect the powers, rights or preferences of the holders of Series K Preferred Stock. Subject to the general voting rights described above, such vote of the holders of Series K Preferred Stock as described above shall not be required if provision is made to redeem all Series K Preferred Stock at or prior to the time such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be.
For the avoidance of doubt, if any amendment, alteration, repeal, merger or consolidation described above would adversely affect one or more but not all classes or series of our outstanding preferred stock, then only the classes or series of our preferred stock adversely affected and entitled to vote on such matter shall vote as a class in lieu of all other classes or series of our preferred stock. In addition, so long as any shares of Series K Preferred Stock remain outstanding, the holders of shares of Series K Preferred Stock will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, including the terms of the Series K Preferred Stock, that would alter only the contract rights, as expressly set forth in our charter, of the Series K Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal. The vote required for such an amendment, alteration or repeal is the affirmative vote or consent of the holders of a majority of the outstanding shares of Series K Preferred Stock.

With respect to the exercise of the above-described voting rights, each share of Series K Preferred Stock shall have one vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Series K Preferred Stock as a single class, then the Series K Preferred Stock and such other class or series shall have one vote per $25.00 of stated liquidation preference.
Restrictions on Ownership
For us to maintain our qualification as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Furthermore, if any stockholder or group of stockholders of any lessee of our hotels, owns, actually or constructively, 10% or more of our shares of capital stock, such lessee could become a related-party tenant of ours, which likely would result in the loss of our qualification as a REIT. To ensure that we will comply with those share ownership rules, our charter contains provisions that restrict the ownership and transfer of our shares of capital stock. With certain exceptions, our charter prohibits direct or constructive ownership by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or, with respect to any class or series of shares of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock, including the Series K Preferred Stock. See “Description of Our Capital Stock — Restrictions on Ownership and Transfer” in this prospectus for additional discussion.
Transfer Agent and Registrar
The transfer agent and registrar for the Series K Preferred Stock is Computershare Trust Company, N.A.
Listing
There is no public trading market for the Series K Preferred Stock. After the Termination Date, we may apply to list the Series K Preferred Stock on the NYSE or another national securities exchange; however, there can be no assurance that a listing will be achieved. We do not expect a public market to develop before the Series K Preferred Stock is listed on the NYSE or another national securities exchange, if at all. We reserve the right, without stockholder approval, to permanently revoke this option to list the Series K Preferred Stock on the NYSE or another national securities exchange and will announce any such decision in a supplement to this prospectus.

DESCRIPTION OF OUR CAPITAL STOCK
We were formed under the laws of the State of Maryland. Rights of our stockholders are governed by the MGCL, our charter and our bylaws. The following is a summary of the material provisions of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Authorized Stock
Our authorized shares of capital stock consist of 400,000,000 shares of common stock and 50,000,000 shares of preferred stock, par value $0.01 per share. All outstanding shares of common stock are fully paid and nonassessable.
Power to Issue Additional Shares of Our Common Stock and Preferred Stock
We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue an additional class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company, even if such transaction or change of control involves a premium price for our stockholders or stockholders believe that such transaction or change of control may be in their best interests.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).
Our charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the number or value of shares of our common stock outstanding or (ii) 9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of our stock. We refer to this restriction as the “ownership limit.”
The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the ownership limit.
Our board of directors may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as “individuals” for purposes of the Code if it determines that such ownership will not cause any “individual’s” beneficial ownership of shares of our capital stock to jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a “related party tenant” for purposes of the REIT qualification rules).
As a condition of our waiver, our board of directors may require an opinion of counsel or Internal Revenue Service (the “IRS”) ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.
In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our capital stock equals or falls below the decreased ownership limit, but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer “individuals” (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.0% of the value of our outstanding capital stock.
Our charter provisions further prohibit:
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any person from actually or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our common stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to qualify, or to continue to qualify, as a REIT.
Pursuant to our charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.
Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the beneficiary.
Our charter also provides that “Benefit Plan Investors” (as defined in our charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute “Publicly Offered Securities” (as defined in our charter).
All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.
All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.
These ownership limits could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price over the then prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and preferred stock is Computershare Trust Company, N.A.
Common Stock
The following description of our common stock sets forth certain general terms and provisions of our common stock upon redemption or conversion of the Preferred Stock, which may be issued.
Voting Rights
Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. Director nominees in an uncontested election are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director’s election). In the event of a contested election, as defined in our charter, a plurality voting standard will apply.
Dividend Rights
Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of funds legally available therefor.
Liquidation Rights
Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company, including the preferential rights on dissolution of any class or classes of preferred stock.
Other Rights and Preferences
Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company, and generally have no appraisal rights so long as our common stock is listed on a national securities exchange and except in very limited circumstances involving a merger where our stock is converted into any consideration other than stock of the successor in the merger and in which our directors, officers, and 5% or greater stockholders receive different consideration than stockholders generally. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.
Preferred Stock
Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders believe may be in their best interests. As of March 31, 2022, 1,174,427 shares of the Series D Preferred Stock, 1,251,044 shares of the Series F Preferred Stock, 1,531,996 shares of the Series G Preferred Stock, 1,308,415 shares of the Series H Preferred Stock and 1,252,923 shares of Series I Preferred Stock were outstanding. Our preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
Series D Preferred Stock
The following is a summary of certain terms and provisions of the Series D Preferred Stock.
Ranking.   The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
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senior to all classes or series of common stock and to all equity securities ranking junior to the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

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on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs, including the Series F Preferred

Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and Series K Preferred Stock; and
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junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Series D Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Voting Rights.   Holders of Series D Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series D Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series D Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series D Preferred Stock that would be materially adverse to the rights of holders of Series D Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2∕3% of the outstanding Series D Preferred Stock and shares of any class or series of shares ranking on a parity with the Series D Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights.   The Series D Preferred Stock accrues a cumulative cash dividend at an annual rate of 8.45% on the $25.00 per share liquidation preference; provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on either the NYSE, the NYSE American or Nasdaq, or on a successor exchange and (ii) we are not subject to the reporting requirements of the Exchange Act, the Series D Preferred Stock will accrue a cumulative cash dividend at an annual rate of 9.45% on the $25.00 per share liquidation preference (equivalent to an annual dividend rate of $2.3625 per share), which we refer to as a special distribution.
Liquidation Rights.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series D Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Other Rights and Preferences.   The Series D Preferred Stock is not convertible or exchangeable for any of our other securities or property, and holders of shares of the Series D Preferred Stock have no preemptive rights to subscribe for any securities of our company. Holders of Series D Preferred Stock do not have redemption rights. The Series D Preferred Stock is not subject to any sinking fund provisions.
During any period in which we are required to pay a special distribution, holders of the Series D Preferred Stock will become entitled to certain information rights related thereto.
Subject to the provisions of our charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own the Series D Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on the Series D Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing.   The Series D Preferred Stock is traded on the NYSE under the trading symbol “AHTprD.”
Series F Preferred Stock
The following is a summary of certain terms and provisions of the Series F Preferred Stock.
Ranking.   The Series F Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•
senior to all classes or series of common stock and to all equity securities ranking junior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs, including the Series D Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and Series K Preferred Stock; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Voting Rights.   Holders of Series F Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series F Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series F Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series F Preferred Stock that would be materially adverse to the rights of holders of Series F Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2∕3% of the outstanding Series F Preferred Stock and shares of any class or series of shares ranking on a parity with the Series F Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights.   The Series F Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.375% on the $25.00 per share liquidation preference.
Liquidation Rights.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series F Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Rights.   We may redeem the Series F Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference, plus all accrued and unpaid dividends to the date fixed for redemption. The Series F Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions. If, prior to the change of control conversion date (as defined in the articles supplementary for the Series F Preferred Stock (the “Series F Articles Supplementary”)), we exercise our redemption rights relating to the Series F Preferred Stock, the holders of Series F Preferred Stock will not have the conversion right described below.
Conversion Rights.   Upon the occurrence of a change of control (as defined in the Series F Articles Supplementary), each holder of Series F Preferred Stock will have the right (unless, prior to the change of control conversion date, we have provided or provide notice of our election to redeem the Series F Preferred Stock) to convert some or all of the Series F Preferred Stock held by such holder on the change of control conversion date into a number of shares of our common stock per share of Series F Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the change of control conversion date (unless the change of control conversion date is after a dividend record date for the Series F Preferred Stock and prior to the corresponding Series F Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the common stock price (as defined in the Series F Articles Supplementary); and

•
.0968992, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration.
Other Rights and Preferences.   Holders of shares of the Series F Preferred Stock have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own the Series F Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on the Series F Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing.   The Series F Preferred Stock is traded on the NYSE under the trading symbol “AHTprF.”
Series G Preferred Stock
The following is a summary of certain terms and provisions of the Series G Preferred Stock.
Ranking.   The Series G Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•
senior to all classes or series of common stock and to all equity securities ranking junior to the Series G Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Series G Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs, including the Series D Preferred Stock, the Series F Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and Series K Preferred Stock; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Series G Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Voting Rights.   Holders of Series G Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series G Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series G Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series G Preferred Stock that would be materially adverse to the rights of holders of Series G Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2∕3% of the outstanding Series G Preferred Stock and shares of any class or series of shares ranking on a parity with the Series G Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights.   The Series G Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.375% on the $25.00 per share liquidation preference.
Liquidation Rights.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series G Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Rights.   We may redeem the Series G Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference, plus all accrued and unpaid dividends to the date fixed for redemption. The Series G Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions. If, prior to the change of control conversion date (as defined in the articles supplementary for the Series G Preferred Stock (the “Series G Articles Supplementary”)), we exercise our redemption rights relating to the Series G Preferred Stock, the holders of Series G Preferred Stock will not have the conversion right described below.
Conversion Rights.   Upon the occurrence of a change of control (as defined in the Series G Articles Supplementary), each holder of Series G Preferred Stock will have the right (unless, prior to the change of control conversion date, we have provided or provide notice of our election to redeem the Series G Preferred

Stock) to convert some or all of the Series G Preferred Stock held by such holder on the change of control conversion date into a number of shares of our common stock per share of Series G Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the change of control conversion date (unless the change of control conversion date is after a dividend record date for the Series G Preferred Stock and prior to the corresponding Series G Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the common stock price (as defined in the Series G Articles Supplementary); and

•
.083333, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration.
Other Rights and Preferences.   Holders of shares of the Series G Preferred Stock have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own the Series G Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on the Series G Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing.   The Series G Preferred Stock is traded on the NYSE under the trading symbol “AHTprG.”
Series H Preferred Stock
The following is a summary of the material terms and provisions of the Series H Preferred Stock.
Ranking.   The Series H Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•
senior to all classes or series of common stock and to all equity securities ranking junior to the Series H Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Series H Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs, including the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and Series K Preferred Stock; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Series H Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Voting Rights.   Holders of Series H Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series H Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series H Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series H Preferred Stock that would be materially adverse to the rights of holders of Series H Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2∕3% of the outstanding Series H Preferred Stock and shares of any class or series of shares ranking on a parity with the Series H Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights.   The Series H Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.50% on the $25.00 per share liquidation preference.
Liquidation Rights.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series H Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Rights.   We may redeem the Series H Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference, plus all accrued and unpaid dividends to the date fixed for redemption. The Series H Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions. If, prior to the change of control conversion date (as defined in the articles supplementary for the Series H Preferred Stock (the “Series H Articles Supplementary”)), we exercise our redemption rights relating to the Series H Preferred Stock, the holders of Series H Preferred Stock will not have the conversion right described below.
Conversion Rights.   Upon the occurrence of a change of control (as defined in the Series H Articles Supplementary), each holder of Series H Preferred Stock will have the right (unless, prior to the change of control conversion date, we have provided or provide notice of our election to redeem the Series H Preferred Stock) to convert some or all of the Series H Preferred Stock held by such holder on the change of control conversion date into a number of shares of our common stock per share of Series H Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the change of control conversion date (unless the change of control conversion date is after a dividend record date for the Series H Preferred Stock and prior to the corresponding Series H Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the common stock price (as defined in the Series H Articles Supplementary); and

•
.0825083, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration.
Other Rights and Preferences.   Holders of shares of the Series H Preferred Stock have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own the Series H Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on the Series H Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing.   The Series H Preferred Stock is traded on the NYSE under the trading symbol “AHTprH.”
Series I Preferred Stock
The following is a summary of certain terms and provisions of the Series I Preferred Stock.
Ranking.   The Series I Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:
•
senior to all classes or series of common stock and to all equity securities ranking junior to the Series I Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Series I Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs, including the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series J Preferred Stock and Series K Preferred Stock; and

•
junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Series I Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Voting Rights.   Holders of Series I Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, our board of directors will be expanded by two seats and the holders of Series I Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series I Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series I Preferred Stock that would be materially adverse to the rights of holders of Series I Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2∕3% of the outstanding Series I Preferred Stock and shares of any class or series of shares ranking on a parity with the Series I Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.
Dividend Rights.   The Series I Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.50% on the $25.00 per share liquidation preference.
Liquidation Rights.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of Series I Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our company, before any payment or distribution will be made to or set apart for the holders of any junior stock.
Redemption Rights.   On and after November 17, 2022, we may redeem the Series I Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions. In addition, upon the occurrence of a change of control (as defined in the articles supplementary for the Series I Preferred Stock (the “Series I Articles Supplementary”)), we may, at our option, redeem the Series I Preferred Stock, in whole or in part within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the change of control conversion date (as defined in the Series I Articles Supplementary), we exercise any of our redemption rights relating to the Series I Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series I Preferred Stock will not have the conversion right described below.
Conversion Rights.   Upon the occurrence of a change of control, each holder of Series I Preferred Stock will have the right (unless, prior to the change of control conversion date, we have provided or provide notice of our election to redeem the Series I Preferred Stock) to convert some or all of the Series I Preferred Stock held by such holder on the change of control conversion date into a number of shares of our common stock per share of Series I Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the change of control conversion date (unless the change of control conversion date is after a dividend record date for the Series I Preferred Stock and prior to the corresponding Series I Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the common stock price (as defined in the Series I Articles Supplementary); and

•
.0806452, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration.
Except as provided above in connection with a change of control, the Series I Preferred Stock is not convertible into or exchangeable for any other securities or property.
Other Rights and Preferences.   Holders of shares of the Series I Preferred Stock have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own the Series I Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on the Series I Preferred Stock, imposed by foreign law or by our charter or bylaws.
Listing.   The Series I Preferred Stock is traded on the NYSE under the trading symbol “AHTprI.”

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following is a summary of certain provisions of Maryland law and of our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Our Board of Directors
Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors.
Pursuant to our charter, each member of our board of directors will serve one-year terms. See “Description of Our Capital Stock” for further information regarding the election of directors.
Business Combinations
Maryland law prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:
•
any person who beneficially owns 10% or more of the voting power of our voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.
After the five-year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:
•
80% of the votes entitled to be cast by holders of the then outstanding shares of common stock; and

•
two-thirds of the votes entitled to be cast by holders of the common stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if certain fair price requirements set forth in the MGCL are satisfied.
The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.
Our charter includes a provision excluding the corporation from the business combinations provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any interested stockholder of ours unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, by any person of ownership, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation at any time prior to the acquisition of the shares.
Our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock and, consequently, the applicability of the control share acquisitions unless we later amend our charter, with stockholder approval, to modify or eliminate this provision.
MGCL Title 3, Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removal of a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require that the number of directors be fixed only by our board of directors and require, unless called by the Chairman of our board of directors, our president or chief executive officer or a majority of our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. Our charter includes a provision prohibiting our board of directors from making any of the elections provided for under Subtitle 8.

Amendment to Our Charter
Our charter may be amended only if declared advisable by our board of directors and approved by the affirmative vote of the holders of at least two-thirds of all of the votes entitled to be cast on the matter.
Dissolution of Our Company
The dissolution of our company must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
•
with respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

•
pursuant to our notice of the meeting;

•
by, or at the direction of, a majority of our board of directors; or

•
by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws;

•
with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law; and

•
nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:

•
by, or at the direction of, our board of directors; or

•
by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that stockholders otherwise believe may be in their best interest. Likewise, if our company’s charter were to be amended to avail the corporation of the business combination provisions of the MGCL or to remove or modify the provision in the charter opting out of the control share acquisition provisions of the MGCL, these provisions of the MGCL could have similar anti-takeover effects.
Indemnification and Limitation of Directors’ and Officers’ Liability
Our charter and the partnership agreement of Ashford Trust OP provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.
The MGCL permits a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:
•
an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•
was committed in bad faith; or

•
was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
Our charter and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Our bylaws also obligate us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in second and third bullet points above and to any employee or agent of our company or a predecessor of our company.
The partnership agreement of Ashford Trust OP provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law. See “Partnership Agreement — Exculpation and Indemnification of the General Partner.”
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PARTNERSHIP AGREEMENT
Management
Ashford Trust OP, our operating partnership, has been organized as a Delaware limited partnership. One of our wholly-owned subsidiaries is the sole general partner of this partnership, and one of our subsidiaries holds limited partnership units in this partnership. A majority of the limited partnership units not owned by our company are owned by certain of our directors, executive officers and affiliates of such persons. In the future, we may issue additional interests in Ashford Trust OP to third parties.
Pursuant to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Trust OP, dated April 14, 2016 (as amended, the “partnership agreement”), we, as the sole general partner, generally have full, exclusive and complete responsibility and discretion in the management, operation and control of the partnership, including the ability to cause the partnership to enter into certain major transactions, including acquisitions, developments and dispositions of properties, borrowings and refinancings of existing indebtedness. No limited partner may take part in the operation, management or control of the business of the partnership by virtue of being a holder of limited partnership units.
Our subsidiary may not be removed as general partner of Ashford Trust OP. Upon the bankruptcy or dissolution of the general partner, the general partner shall be deemed to be removed automatically.
The limited partners of Ashford Trust OP have agreed that in the event of a conflict in the fiduciary duties owed (i) by us to our stockholders and (ii) by us, as general partner of Ashford Trust OP, to those limited partners, we may act in the best interests of our stockholders without violating our fiduciary duties to the limited partners of Ashford Trust OP or being liable for any resulting breach of our duties to the limited partners.
Transferability of Interests
General Partner
The partnership agreement provides that we may not transfer our interest as a general partner (including by sale, disposition, merger or consolidation) except:
•
in connection with a merger of Ashford Trust OP, a sale of substantially all of the assets of Ashford Trust OP or other transaction in which the limited partners receive a certain amount of cash, securities or property; or

•
in connection with a merger of us or the general partner into another entity, if the surviving entity contributes substantially all its assets to Ashford Trust OP and assumes the duties of the general partner under the partnership agreement.

Limited Partner
The partnership agreement prohibits the sale, assignment, transfer, pledge or disposition of all or any portion of the limited partnership units without our consent, which we may give or withhold in our sole discretion. However, an individual partner may donate his units to his immediate family or a trust wholly owned by his immediate family, without our consent. The partnership agreement contains other restrictions on transfer if, among other things, that transfer:
•
would cause us to fail to comply with the REIT rules under the Code; or

•
would cause us to become a publicly-traded partnership under the Code.

Capital Contributions
The partnership agreement provides that if the partnership requires additional funds at any time in excess of funds available to the partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to the partnership. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to the partnership. Ashford Trust OP is authorized to cause the partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in both the partnership’s and our best interests.
The partnership agreement provides that we may make additional capital contributions, including properties, to Ashford Trust OP in exchange for additional partnership units. If we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of such additional capital contributions and the value of the partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital to the partnership and receive additional partnership interests for such capital contribution, the capital accounts of the partners will be adjusted upward or downward to reflect any unrealized gain or loss attributable to our properties as if there were an actual sale of such properties at the fair market value thereof. Limited partners have no preemptive right to make additional capital contributions.
Ashford Trust OP could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from the partnership, including the partnership interests that our wholly-owned subsidiaries own.
Redemption Rights
Under the partnership agreement, we have granted to each limited partner holding common units (other than our subsidiary) the right to redeem its limited partnership units. This right may be exercised at the election of a limited partner by giving us written notice, subject to some limitations. The purchase price for the limited partnership units to be redeemed will equal the fair market value of our common stock adjusted by a conversion factor, as determined in the partnership agreement. The purchase price for the limited partnership units may be paid in cash, or, in our discretion, by the issuance by us of a number of shares of our common stock equal to the number of limited partnership units with respect to which the rights are being exercised. However, no limited partner will be entitled to exercise its redemption rights to the extent that the issuance of common stock to the redeeming partner would be prohibited under our charter or, if after giving effect to such exercise, would cause any person to own, actually or constructively, more than 9.8% of our common stock, unless such ownership limit is waived by us in our sole discretion.
In all cases, however, no limited partner may exercise the redemption right for fewer than 1,000 partnership units or, if a limited partner holds fewer than 1,000 partnership units, all of the partnership units held by such limited partner.
Certain of our officers and employees of our advisor hold a special class of partnership units in Ashford Trust OP referred to as long term incentive partnership units (“LTIP units”). LTIP units vest over a number of years and whether vested or not, generally receive the same treatment as common units of Ashford Trust OP, with the key difference being, at the time of the award, LTIP units do not have full economic parity with common units but can achieve such parity over time. The LTIP units will achieve parity with the common units upon the sale or deemed sale of all or substantially all of the assets of the partnership at a time when our stock is trading at some level in excess of the price it was trading at on the date of the LTIP issuance. More specifically, LTIP units will achieve full economic parity with common units in connection with (i) the actual sale of all or substantially all of the assets of Ashford Trust OP or (ii) the hypothetical sale of such assets, which results from a capital account revaluation, as defined in the partnership agreement, for Ashford Trust OP. A capital account revaluation generally occurs whenever there is an issuance of additional partnership interests or the redemption of partnership interests. If a sale, or deemed sale as a result of a capital account revaluation, occurs at a time when Ashford Trust OP’s assets have sufficiently appreciated, the LTIP units will achieve full economic parity with the common units. However, in the absence of sufficient appreciation in the value of the assets of Ashford Trust OP at the time a sale or deemed sale occurs, full economic parity would not be reached. If such parity is reached, vested LTIP units become convertible into an equal number of common units and at that time, the holder will have the redemption rights described above. Until and unless such parity is reached, the LTIP units are not redeemable.

Conversion Rights
The holders of the LTIP units will have the right to convert vested LTIP units into ordinary common units on a one-for-one basis at any time after such LTIP units have achieved economic parity with the common units. No other limited partners have any conversion rights.
Operations
The partnership agreement requires the partnership to be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to minimize any excise tax liability imposed by the Code and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.
In addition to the administrative and operating costs and expenses incurred by the partnership, the partnership will pay all of our administrative costs and expenses. These expenses will be treated as expenses of the partnership and will generally include:
•
all expenses relating to our continuity of existence;

•
all expenses relating to offerings and registration of securities;

•
all expenses associated with the preparation and filing of any of our periodic reports under federal, state or local laws or regulations;

•
all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

•
all of our other operating or administrative costs incurred in the ordinary course of its business on behalf of the partnership.

Distributions
The partnership agreement provides that the partnership will make cash distributions in amounts and at such times as determined by us in our sole discretion, to us and other limited partners in accordance with the respective percentage interests of the partners in the partnership.
Upon liquidation of the partnership, after payment of, or adequate provisions for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed to us and the other limited partners with positive capital accounts in accordance with the respective positive capital account balances of the partners.
Allocations
Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in accordance with the respective percentage interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder. The partnership will use the “traditional method” under Code section 704(c) for allocating items with respect to which the fair market value at the time of contribution differs from the adjusted tax basis at the time of contribution for a hotel.
Amendments
Generally, we, as the general partner of Ashford Trust OP, may amend the partnership agreement without the consent of any limited partner to clarify the partnership agreement, to make changes of an inconsequential nature, to reflect the admission, substitution or withdrawal of limited partners, to reflect the issuance of additional partnership interests or if, in the opinion of counsel, necessary or appropriate to satisfy the Code with respect to partnerships or REITs or federal or state securities laws. However, any amendment which alters or changes the distribution or redemption rights of a limited partner (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the partnership agreement), changes the method for allocating profits and losses, imposes any obligation on the limited partners to make additional capital contributions or adversely affects the limited liability of the limited partners requires the consent of holders of 66 2∕3% of the limited partnership units, excluding our indirect ownership of limited partnership units. Other amendments require approval of the general partner and holders of 50% of the limited partnership units including limited partnership units we indirectly hold.
In addition, the partnership agreement may be amended, without the consent of any limited partner, in the event that we or any of our subsidiaries engages in a merger or consolidation with another entity and immediately after such transaction the surviving entity contributes to Ashford Trust OP substantially all of the assets of such surviving entity and the surviving entity agrees to assume our subsidiary’s obligation as general partner of the partnership. In such case, the surviving entity will amend the partnership agreement to arrive at a new method for calculating the amount a limited partner is to receive upon redemption or conversion of a partnership unit (such method to approximate the existing method as much as possible).
Exculpation and Indemnification of the General Partner
The partnership agreement of Ashford Trust OP provides that neither the general partner, nor any of its directors and officers will be liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if the general partner acted in good faith.
In addition, the partnership agreement requires Ashford Trust OP to indemnify and hold the general partner and its directors, officers and any other person it designates, harmless from and against any and all claims arising from operations of Ashford Trust OP in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:
•
the act or omission of the indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•
the indemnitee actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

No indemnitee may subject any partner of Ashford Trust OP to personal liability with respect to this indemnification obligation as this indemnification obligation will be satisfied solely out of the assets of the partnership.
Term
The partnership has a perpetual life, unless dissolved upon:
•
the general partner’s bankruptcy or dissolution or withdrawal (unless the limited partners elect to continue the partnership);

•
the passage of 90 days after the sale or other disposition of all or substantially all the assets of the partnership;

•
the redemption of all partnership units (other than those held by us, if any); or

•
an election by us in our capacity as the sole owner of the general partner.

Tax Matters
The general partner is and will be the tax matters partner and the partnership representative of Ashford Trust OP. We have the authority to make tax elections under the Code on behalf of the partnership. The net income or net loss of Ashford Trust OP will generally be allocated to us and the limited partners in accordance with our respective percentage interests in the partnership, subject to compliance with the provisions of the Code.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income tax considerations that may be relevant to a prospective holder of securities. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as:
•
insurance companies;

•
financial institutions or broker-dealers;

•
tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders”);

•
passive foreign investment companies or controlled foreign corporations;

•
persons who are not citizens or residents of the United States (except to the limited extent discussed in “— Taxation of Non-U.S. Holders of Stock”);

•
investors who hold or will hold securities as part of hedging or conversion transactions;

•
investors subject to federal alternative minimum tax;

•
investors that have a principal place of business or “tax home” outside the United States;

•
investors whose functional currency is not the U.S. dollar;

•
U.S. expatriates;

•
investors subject to special rules under Code Section 892;

•
persons who mark-to-market our securities;

•
subchapter S corporations;

•
regulated investment companies and REITs; and

•
persons who receive our securities through the exercise of employee stock options or otherwise as compensation.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our securities, you should consult your tax advisor regarding the consequences to the partnership and its partners of the purchase, ownership and disposition of our securities by the partnership.
In addition, this discussion is limited to persons who hold our securities as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Code.
The statements of law in this discussion and the opinion of O’Melveny & Myers LLP are based on current provisions of the Code, existing, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. Except for the private letter ruling we received on October 27, 2019 with respect to the eligible independent contractor status of certain subsidiaries of Ashford, Inc., we have not received any rulings from the IRS concerning our qualification as a REIT. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.
We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company
We have elected to be taxed as a REIT under the U.S. federal income tax laws. We believe that, commencing with our short year ending December 31, 2003, we have been organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.
In connection with this the filing of the registration statement of which this prospectus is a part, O’Melveny & Myers LLP has issued an opinion to us to the effect that, commencing with our short year ended December 31, 2003, we have been organized and operated in conformity with the requirements for qualification as a REIT, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2022 and thereafter. Investors should be aware that O’Melveny & Myers LLP’s opinion is based upon customary assumptions, is conditioned upon the accuracy of certain representations made by us as to factual matters, including representations regarding the nature of our properties and the prior and future conduct of our business, is conditioned upon the accuracy of certain representations made by Braemar Hotels & Resorts Inc. as to factual matters, including representations regarding its organization and operation, for its taxable year ended December 31, 2013, is conditioned upon the accuracy of certain representations made by Ashford Inc. as to factual matters, and is not binding upon the IRS or any court. In addition, O’Melveny & Myers LLP’s opinion is based on existing federal income tax law governing qualification as a REIT as of the date of the opinion, which is subject to change either prospectively or retroactively. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests include the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While O’Melveny & Myers LLP has reviewed those matters in connection with its opinion, O’Melveny & Myers LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. O’Melveny & Myers LLP’s opinion will not foreclose the possibility that we may have to use one or more REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a C corporation. However, we will be subject to federal tax in the following circumstances:
•
We will pay U.S. federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•
We will pay income tax at the highest corporate rate on (i) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (ii) other non-qualifying income from foreclosure property.

•
We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (i) the gross income attributable to the greater of the amount by which we fail the 75% and 95% gross income tests, multiplied by (ii) a fraction intended to reflect our profitability.

•
If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder (as defined below under “— Taxation of Taxable U.S. Holders of Stock”) would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•
If we acquire any asset from a C corporation, a corporation that has been a C corporation or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (i) the amount of gain that we recognize at the time of the sale or disposition; or (ii) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

•
We will incur a 100% excise tax on certain transactions with a taxable REIT subsidiary (“TRS”) that are not conducted on an arm’s-length basis and we will incur such 100% excise tax if it is determined we have been undercharged for certain services provided by a TRS.

•
If we fail to satisfy certain asset tests, described below under “— Asset Tests” and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

•
We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.
Requirements for REIT Qualification
A REIT is a corporation, trust, or association that meets the following requirements:
(1)
it is managed by one or more trustees or directors;

(2)
its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
it would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws;

(4)
it is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

(5)
at least 100 persons are beneficial owners of its shares or ownership certificates;

(6)
no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the U.S. federal income tax laws to include certain entities, during the last half of each taxable year;

(7)
it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)
it uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws;

(9)
it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(10)
it has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, must meet requirement 10 at the close of each taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit-sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Requirements 5 and 6 applied to us beginning with our taxable year ended December 31, 2004.
We believe that we have been and will continue to be organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (10), inclusive, during the relevant time periods. We have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of the stock are described in “Description of Our Capital Stock — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.
If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.
In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly-owned limited liability company or certain wholly-owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a “Partnership” and, together, the “Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
We may in the future acquire interests in partnerships and limited liability companies that are joint ventures in which we do not own general partner or managing member interests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.
Taxable REIT Subsidiaries
Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation and is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests are not satisfied, as described below in “— Interest Deduction Limitation.” The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an “eligible independent contractor.” Overall, no more than 20% (25% with respect to taxable years beginning on or after July 31, 2008 and before January 1, 2018) of the value of a REIT’s assets may consist of TRS securities. A timely election has been made with respect to each of our TRSs. Each of our hotel properties is leased by one of our TRSs, except that one or more of our TRSs may own a hotel or hotels. Additionally, we may form or acquire one or more additional TRSs in the future. See the separate section below entitled “Taxable REIT Subsidiaries.”
Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:
•
rents from real property;

•
interest on debt secured by mortgages on real property or on interests in real property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets;

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income derived from the temporary investment of new capital or “qualified temporary investment income,” that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital; and
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income and gain derived from foreclosure property, as defined below under “— Foreclosure Property.”

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness (“COD”), income is excluded from both income tests. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as discussed below in “— Foreign Currency Gain.” In addition, income and gain from “hedging transactions,” as defined in the section below entitled “— Hedging Transactions,” that we enter into, or have entered into, will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from “hedging transactions” apply to income arising from transactions that we enter into, or have entered into, primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property.   Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
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First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more by vote or value of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an “eligible independent contractor” to operate such facility or property on its behalf.

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Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.” If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties. See “— Taxable REIT Subsidiaries.”

Pursuant to percentage leases, our TRSs lease each of our properties (other than ones they may own). The percentage leases provide that our TRSs are obligated to pay to the Partnerships (i) a minimum base rent plus percentage rent based on gross revenue and (ii) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas may be adjusted for inflation.
In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:
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the property owner’s expectation of receiving a pre-tax profit from the lease;

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the intent of the parties;

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the form of the agreement;

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the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement;

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the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property;

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the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease; and

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the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties.

In addition, U.S. federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:
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the service recipient is in physical possession of the property;

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the service recipient controls the property;

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the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs, or the recipient bears the risk of damage to or loss of the property;

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the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

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the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

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the total contract price substantially exceeds the rental value of the property for the contract period.

Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.
We believe that our percentage leases will be treated as true leases for U.S. federal income tax purposes. Such belief is based, in part, on the following facts:
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the Partnerships, on the one hand, and our TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

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our TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

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our TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels and generally dictate how the hotels are operated, maintained, and improved;

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our TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than, in certain cases, real estate taxes;

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our TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

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our TRSs generally indemnify the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (i) injury to persons or damage to property occurring at the hotels, (ii) our TRSs’ use, management, maintenance, or repair of the hotels, (iii) any environmental liability caused by acts or grossly negligent failures to act of our TRSs, (iv) taxes and assessments in respect of the hotels that are the obligations of our TRSs, or (v) any breach of the percentage leases or of any sublease of a hotel by our TRSs;

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our TRSs are obligated to pay, at a minimum, substantial base rent for the period of use of the hotels;

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our TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

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the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to our TRSs;

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the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases;

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each lease, at the time we entered into it enabled the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases (and we expect that each lease, at any time it is subsequently renewed or extended, will do the same); and

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upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for U.S. federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from our TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or gross sales and the percentages:
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are fixed at the time the percentage leases are entered into;

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are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

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conform with normal business practice.

More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we believe (and have represented to O’Melveny & Myers LLP in connection with its opinion) that the percentages (i) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (ii) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we anticipate (and have represented to O’Melveny & Myers LLP in connection with its opinion) that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross receipts or gross sales, as described above.
Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more by vote or value of the stock of any corporate lessee or 10% or more by vote or value of the assets or net profits of any non-corporate lessee (a “related party tenant”) other than a TRS. All of our hotels are leased to TRSs (other than those owned by a TRS). In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more by vote or value of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more by vote or value of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more by vote or value of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.
As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “— Taxable REIT Subsidiaries.”
Our TRS lessees engage third-party hotel managers that qualify as “eligible independent contractors” to operate the related hotels on behalf of such TRS lessees.
A third requirement for qualification of our rent as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.
A fourth requirement for qualification of our rent as “rents from real property” is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through a TRS or an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for our TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for our TRSs.
If a portion of our rent from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (i) the percentage rent is considered based on the income or profits of the related lessee, (ii) the lessee is a related party tenant other than a TRS, or (iii) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.”
In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation, we may still qualify as a REIT if the relief described below under “— Failure to Satisfy Gross Income Tests” is available to us.
In addition to the rent, our TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (i) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.
Interest.   The term “interest,” as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, although we anticipate that most or all of any mezzanine loans that we make or acquire will qualify for the safe harbor in Revenue Procedure 2003-65, it is possible that we may make or acquire some mezzanine loans that do not qualify for the safe harbor. We intend to invest in such mezzanine loans in a manner that will allow us to satisfy the gross income tests described above.
Dividends.   Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends or other distributions received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.
COD Income.   From time-to-time, we and our subsidiaries may recognize cancellation of indebtedness income (“COD income”) in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.
Foreign Currency Gain.   Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Prohibited Transactions.   A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held primarily for sale to customers and that a sale of any such asset would not be to a customer in the ordinary course of the owning entity’s business. There are safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

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for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or through a TRS.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor or use a TRS to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.
Hedging Transactions.   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, options to purchase such items, futures and forward contracts. To the extent that we enter into hedging transactions, income arising from “clearly identified” hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be “clearly identified,” (i) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (ii) the items or risks being hedged must be identified “substantially contemporaneously” with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). In addition, similar rules apply to income from positions that primarily manage risk with respect to a prior hedge entered into by a REIT in connection with the extinguishment or disposal (in whole or in part) of the liability or asset related to such prior hedge, to the extent the new position qualifies as a hedge or would so qualify if the hedge position were ordinary property. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.
We have entered into certain derivative transactions to protect against risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Code could result in penalty taxes or loss of our REIT status. We have contributed non-qualifying derivatives to our TRSs to preserve our REIT status, which may result in any income from such transactions being subject to U.S. federal income taxation, and we may elect to contribute non-qualifying derivatives to our TRSs in the future.
Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
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our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

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following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:
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First, at least 75% of the value of our total assets must consist of:

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cash or cash items, including certain receivables;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgages on real property or, for taxable years beginning after December 31, 2015, on interests in real property;

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interests in mortgages on both real and personal property where the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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personal property to the extent that rents attributable to such personal property are treated as rents from real property under the income test, as discussed above under “— Rents From Real Property”;

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stock in other REITs;

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debt issued by publicly traded REITs; and

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

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Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

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Third, except with respect to a TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities (the”10% vote test” or the “10% value test”, respectively).

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Fourth, no more than 20% (25% with respect to taxable years beginning on or after July 31, 2008 and before January 1, 2018) of the value of our total assets may consist of the securities of one or more TRSs.

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Fifth, no more than 25% of the value of our total assets may consist of certain debt issued by publicly traded REITs.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:
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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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Any loan to an individual or an estate.

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Any “section 467 rental agreement,” other than an agreement with a related party tenant.

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Any obligation to pay “rents from real property.”

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Certain securities issued by governmental entities.

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Any security issued by a REIT.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

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Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We may make or acquire some mezzanine loans that are secured only by a first priority security interest in ownership interests in a partnership or limited liability company and that do not qualify for the safe harbor in Revenue Procedure 2003-65 relating to the 75% asset test and that do not qualify as “straight debt” for purposes of the 10% value test. We will make or acquire mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 or as “straight debt” securities only to the extent that such loans will not cause us to fail the asset tests described above.
We will monitor the status of our assets for purposes of the various asset tests and seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we have to value our investment in our other assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of federal corporate income tax of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of (i) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (ii) 90% of our after-tax net income, if any, from foreclosure property; minus

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the sum of certain items of non-cash income.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— Taxation of Our Company”.
We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our U.S. federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Holders of Stock — Distributions.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses, and (ii) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized net capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Furthermore, generally for taxable years beginning after December 31, 2017, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than the time when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares of common or preferred stock.
We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. In accordance with guidance issued by the IRS, a publicly traded REIT should generally be eligible to treat a distribution of its own stock as fulfilling its REIT distribution requirements if each stockholder is permitted to elect to receive his or her distribution in either cash or stock of the REIT (even where there is a limitation on the percentage of the distribution payable in cash, provided that the limitation is at least 20% (10% for distributions declared on or after April 1, 2020, and on or before December 31, 2020, and for distributions declared on or after November 1, 2021, and on or before June 30, 2022)), subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash generally must receive a portion of his or her distribution in cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be a taxable distribution in an amount equal to the amount of cash that could have been received instead of stock. As a result, a U.S. holder (as defined below) may be required to pay tax with respect to such dividends in excess of any cash received. With respect to non-U.S. holders (as defined below), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. We currently do not intend to pay taxable dividends payable in cash and stock.
For taxable years beginning on or before December 31, 2014, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. For taxable years beginning after December 31, 2014, preferential dividends are generally not excluded from our distribution requirement.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Interest Deduction Limitation
Commencing in the taxable years beginning after December 31, 2017, the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business is limited to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. However, for any taxable year beginning 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 income limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforward and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. We have made this election and as a consequence, depreciable real property (including certain improvements) held by us must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.
Recordkeeping Requirements
To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”
If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax (for taxable years beginning before January 1, 2018). In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders with respect to our stock. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. If we fail to qualify as a REIT, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. holders that are individuals, trusts or estates would not be able to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced maximum U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Holders
The term “U.S. holder” means a holder of our securities that for U.S. federal income tax purposes is a “U.S. person.” A U.S. person means:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Taxation of Taxable U.S. Holders of Stock
Distributions.   As long as we qualify as a REIT, (i) a taxable U.S. holder of our capital stock must report as ordinary income distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain, and (ii) a corporate U.S. holder of our capital stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to an individual U.S. holder generally will not qualify for the reduced rate of U.S. federal income tax applicable to “qualified dividend income.” Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the U.S. federal income tax rate applicable to ordinary income. However, for taxable years beginning before January 1, 2026, generally U.S. holders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Notwithstanding the preceding, the U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (ii) attributable to income upon which we have paid corporate U.S. federal income tax (e.g., to the extent that we distribute less than 100% of our REIT taxable income). In general, to qualify for the reduced U.S. federal income tax rate on qualified dividend income, a U.S. holder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.
A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would be entitled to a credit or refund for its proportionate share of the U.S. federal income tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the U.S. federal income tax we paid.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted tax basis in its stock, such U.S. holder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, if we actually pay the dividend during January of the following calendar year.
U.S. holders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally, provided that our deduction for any net operating loss carryforwards arising from losses we sustain in taxable years beginning after December 31, 2017 is limited to 80% of our REIT taxable income, temporarily suspended for taxable years beginning before January 1, 2021 under the CARES Act (determined without regard to the deduction for dividends paid). Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. holders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Disposition of Stock.   In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such U.S. holder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.
Capital Gains and Losses.   A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. In general, the maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% U.S. federal income tax rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay U.S. federal income tax on its net capital gain at ordinary corporate U.S. federal income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Medicare Tax.   A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (i) the U.S. holder’s “net investment income” for the relevant taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). With respect to ordinary REIT dividends received by non-corporate taxpayers, the temporary 20% deduction described above in “— Distributions.” is allowed only for regular income tax purposes and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. A U.S. holder that is an individual, estate or trust, should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our capital stock.
Information Reporting Requirements and Backup Withholding.   We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at the rate of 24% with respect to distributions unless such holder:
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comes within certain exempt categories and, when required, demonstrates this fact; or

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provides to the applicable withholding agent a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Holders of Stock.”
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, certain entities that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit-sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:
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the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “—Taxation of Our Company — Requirements for REIT Qualification”); and

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either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Although there can be no assurance that we will not become one in the future, we do not believe that our company is currently a pension-held REIT.
Taxation of Non-U.S. Holders
The rules governing federal income taxation of non-U.S. holders of our securities are complex. A “non-U.S. holder” means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for federal income tax purposes. This section is only a summary of such rules as they apply to non-U.S. holders of our stock. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our capital stock, including any reporting requirements.
Taxation of Non-U.S. Holders of Stock
Distributions.   The portion of a distribution that is received by a non-U.S. holder that we do not designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits, as well as any other payment that is treated as a dividend as described above under “Taxation of Taxable U.S. Holders of Stock,” will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:

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a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate to the applicable withholding agent; or

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the non-U.S. holder furnishes an IRS Form W-8ECI to the applicable withholding agent claiming that the distribution is effectively connected income.

If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.
Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we will treat the entire amount of any distribution as a taxable dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
If our stock constitutes a United States real property interest, as defined below, unless (i) we are a “domestically-controlled qualified investment entity,” as defined below, (ii) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 10% of such class of capital stock at any time during the one-year period ending on the date of distribution or (iii) the distribution is with respect to stock held by a “qualified shareholder,” including stock held indirectly through one or more partnerships (to the extent not held by an “applicable investor”), the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. A “qualified shareholder” is generally defined as a foreign person that (a) is eligible for benefits of an income tax treaty with the United States and the principal class of interests of which is listed and regularly traded on one or more recognized stock exchanges, or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units which is regularly traded on the NYSE or Nasdaq and such class of limited partnership units’ value is greater than 50% of the value of all the partnership units; (b) is a “qualified collective investment vehicle,” and (c) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, holds directly 5% or more of the class of interest described in clause (a) above. The benefits of the qualified shareholder exception do not apply to the extent of the ownership in that stockholder of an “applicable investor,” generally defined as a more than 10% owner of the REIT on a look-through basis, taking into account all interests held by such applicable investor in the REIT. Any distribution to a qualified shareholder shall not be treated as an effectively connected income distribution to the extent that stock held by such qualified shareholder is not treated as a United States real property interest as provided in an exception described in this section. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, a non-U.S. holder (other than certain qualified foreign pension funds) may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of “United States real property interests” under special provisions of the U.S. federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is generally taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that each class of our capital stock will be regularly traded on an established securities market in the United States following this offering. If a class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution, capital gain distributions with respect to that class of capital that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above unless otherwise excepted. Moreover, if a non-U.S. holder owning more than 5% of a class of our capital stock disposes of such stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest will retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and will be treated as if it were from the disposition of a United States. real property interest by that regulated investment company or other REIT.
Disposition of Stock.   Except as discussed below, gain on a sale of our capital stock by a non-U.S. holder generally will not be subject to U.S. taxation.
Subject to the exceptions described in this section, non-U.S. holders (other than certain qualified foreign pension funds) could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of a class of our capital stock if shares of such class of our capital stock are United States real property interests. Generally, shares of a United States real property holding corporation are United States real property interests. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, shares of our capital stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our capital stock as long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, even if we are not a domestically controlled qualified investment entity, shares of our capital stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our capital stock, if such non-U.S. holder owned, actually or constructively, 10% or less of a class of our capital stock, at all times during a specified testing period if the class of capital stock is “regularly traded” on an established securities market, or, if such non-U.S. holder is a “qualified shareholder” (to the extent not allocable to an applicable investor). If the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock would be required to withhold and remit to the IRS 15% of the purchase price. If the gain on the sale of the capital stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.
If we are a domestically controlled qualified investment entity and a non-U.S. holder disposes of our capital stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
Information Reporting Requirements and Backup Withholding.   Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply at a rate of 24%, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.
The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder’s foreign status and has no actual knowledge to the contrary. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s U.S. federal income tax liability (which might entitle such non-U.S. holder to a refund), provided that the required information is timely furnished to the IRS.
Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury Regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Foreign Account Tax Compliance Act Withholding
Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with registration and information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or other foreign entity that does not comply with the FATCA registration and reporting requirements will generally be subject to a new 30% withholding tax on “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments (including U.S.-source dividends), and (subject to the proposed Treasury Regulations below) the gross proceeds from a sale of equity or debt instruments of issuers who are considered U.S. issuers under the FATCA rules. The FATCA withholding tax applies even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers may generally rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not pay additional amounts in respect of amounts withheld. Investors should consult their tax advisors regarding FATCA.
Tax Aspects of Our Investments in the Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
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is treated as a partnership under Treasury regulations relating to entity classification (the “check-the-box regulations”); and

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is not a “publicly-traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member) for U.S. federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.
A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).
Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We anticipate that each Partnership will qualify for the private placement exclusion.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for U.S. federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT. See “— Taxation of Our Company — Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Taxation of Our Company — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and Their Partners
Partners, Not the Partnerships, Subject to Tax.   A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. Under new audit rules that became effective for tax years beginning in 2018, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. We will have the authority to utilize, and intend to utilize, any exceptions available under such audit rules (including any changes) and Treasury Regulations so that the partners, to the fullest extent possible, rather than the partnership itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.
Partnership Allocations.   Although a partnership agreement generally will determine the allocation of income, gains, losses, deductions, and credits among partners, such allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Partnership Properties.   Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under our operating partnership’s partnership agreement, depreciation or amortization deductions of the operating partnership generally will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to the operating partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for U.S. federal income tax purposes.
Basis in Partnership Interest.   Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:
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the amount of cash and the basis of any other property contributed by us to the operating partnership;

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increased by our allocable share of the operating partnership’s income and gains and our allocable share of indebtedness of the operating partnership; and

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reduced, but not below zero, by our allocable share of the operating partnership’s losses, deductions and credits and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

If the allocation of our distributive share of the operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Depreciation Deductions Available to Ashford Trust OP.   To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for U.S. federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for U.S. federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.
Sale of a Partnership’s Property
Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Taxation of Our Company — Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Redemption and Conversion of Preferred Stock
Cash Redemption of Preferred Stock.   A redemption of preferred stock will be treated for U.S. federal income tax purposes as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only non-voting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our common stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our common stock and preferred stock actually owned by the holder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding common stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. We urge prospective holders of preferred stock to consult their own tax advisors to determine such tax treatment.
If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year. If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder, and the holder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.
Conversion of Preferred Stock into Common Stock.   In general, no gain or loss will be recognized for U.S. federal income tax purposes upon conversion of the preferred stock solely into shares of common stock. The basis that a stockholder will have for U.S. federal income tax purposes in the shares of common stock received upon conversion will be equal to the adjusted basis for the stockholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of common stock received would include the holding period for the shares of preferred stock converted. A stockholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of common stock in an amount equal to the difference between the amount of cash received and the stockholder’s adjusted basis for U.S. federal income tax purposes in the preferred stock for which cash was received. Furthermore, under certain circumstances, a stockholder of shares of preferred stock may recognize gain or dividend income to the extent that there are accumulated and unpaid dividends on the shares at the time of conversion into common stock.
Adjustments to Conversion Price.   Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the stockholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a stockholder of preferred stock could be required to recognize ordinary income for U.S. federal income tax purposes without receiving a corresponding distribution of cash. Under proposed regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the conversion price are made in accordance with the terms of the relevant series of preferred stock.

Taxable REIT Subsidiaries
We own, directly or indirectly, the stock of several TRSs. A TRS is a fully taxable corporation for which a TRS election is properly made and is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests are not satisfied, as described below in “— Interest Deduction Limitation.”. A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% (25% with respect to taxable years beginning on or after July 31, 2008 and before January 1, 2018) of the value of our assets may consist of the securities of TRSs.
A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as “rents from real property” as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:
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such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS;

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such person does not own, directly or indirectly, more than 35% of our stock;

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no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

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we do not directly or indirectly derive any income from such person.

A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.
The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.
We have formed and made a timely election with respect to each of our TRSs, which lease each of our properties not owned by a TRS. Additionally, we may form or acquire additional TRSs in the future.
State and Local Taxes
We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our capital stock.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective investors are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.
THE TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. INVESTORS ARE STRONGLY URGED TO CONSULT, AND MUST RELY ON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF HOLDING SECURITIES IN THE COMPANY, INCLUDING WITHOUT LIMITATION THE EFFECT OF U.S. FEDERAL TAXES (INCLUDING TAXES OTHER THAN INCOME TAXES) AND STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS, AS WELL AS THE POTENTIAL CONSEQUENCES OF ANY CHANGES THERETO MADE BY FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DEVELOPMENTS (WHICH MAY HAVE RETROACTIVE EFFECT).

INVESTMENT BY TAX EXEMPT ENTITIES AND ERISA CONSIDERATIONS
General
The following is a summary of certain additional considerations associated with an investment in the Preferred Stock by tax-qualified pension, stock-bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Section 403(a) or (b) of the Code, an IRA or annuity described in Sections 408 or 408A of the Code, an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, or a Coverdell education savings account described in Section 530 of the Code, which are referred to in this section as “Plans” and “IRAs,” as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may apply to transactions entered into prior to the date of their enactment.
In considering an investment in the Preferred Stock, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. Although each of ERISA and the Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal or tax advice and prospective investors are encouraged to consult their own legal and tax advisors on these matters.
In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:
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whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

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whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

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whether the investment will result in unrelated business taxable income to the Plan or IRA (see the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders”);

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whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

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the need to value the assets of the Plan or IRA annually or more frequently; and

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whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.
Minimum and Other Distribution Requirements — Plan Liquidity
Potential Plan or IRA investors who intend to purchase shares of the Preferred Stock should consider the limited liquidity of such an investment as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. The fair market value of any such distribution-in-kind can be only an estimated value per share if no public market for the shares then exists. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which the shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax-withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state or local tax withholding or other tax obligations that should be considered.
Annual or More Frequent Valuation Requirement
Fiduciaries of Plans are generally required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily ascertainable, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations definitively specifying how “fair market value” should be determined in all circumstances.
It is not expected that a public market for the Preferred Stock will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in the Preferred Stock, we intend to provide reports of our annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We anticipate that we will provide annual reports of our determination of value to Plan fiduciaries after the end of each calendar year.
There can be no assurance, however, with respect to any estimate of value that we prepare, that:
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our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for the Preferred Stock exists or is likely to develop; or

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that the value, or method used to establish value, would comply with ERISA, the Code or applicable state tax law requirements described above.

Fiduciary Obligations — Prohibited Transactions
Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust.
If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed to be, fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.
Plan Assets — Definition
With the passage of the Pension Protection Act of 2006 (the “PPA”), Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the “Plan Asset Regulation,” as modified or deemed to be modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.”

Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. We believe that we will satisfy one or both of the exceptions that require that the investment be one of the following:
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in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC; or

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in an entity in which equity participation by “benefit plan investors” is not significant.

Publicly Offered Securities Exemption
As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.
Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be met.
Although the Preferred Stock is intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.
The Plan Asset Regulation provides that “whether a security is” “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in the Preferred Stock is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.
Plan Assets — Not Significant Investment Exception
The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. A “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. Until such time that we meet the “publicly offered securities” exception with respect to any class of the Preferred Stock, we intend to restrict ownership of such class held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant. To that end, participating broker-dealers have agreed not to submit any subscription or order for shares in a class of Preferred Stock until after we have provided notice that the shares of such class of Preferred Stock are held by more than 100 persons. We intend to obtain similar assurances from registered investment advisers before accepting subscriptions or orders from their clients.

Consequences of Holding Plan Assets
If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in the Preferred Stock might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in the Preferred Stock might be deemed to result in an impermissible commingling of “plan assets” with other property.
If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares of the Preferred Stock to us.
Prohibited Transactions
Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.
A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. The Department of Labor has proposed regulations that, if finalized, may broaden the circumstances under which the individual or entity may become a fiduciary as a result of providing investment advice. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in the Preferred Stock.
Prohibited Transactions — Consequences
ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction involving a Plan or, in some circumstances, an IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. In addition, if an IRA engages in a non-exempt prohibited transaction in which the IRA owner is a party, the tax-exempt status of the IRA may be lost.

DIVIDEND REINVESTMENT PLAN
We have adopted the DRP that allows you the opportunity to purchase, through reinvestment of your dividends, additional shares of Preferred Stock.
Description of the DRP
Who is eligible to participate in the DRP?
Existing holders of Preferred Stock are eligible to participate in the DRP. If you own shares of Preferred Stock that are registered in someone else’s name (for example, a bank, broker, or trustee) and you want to participate in the DRP, you may be able to arrange for that person to handle the reinvestment of dividends through the DRP on your behalf. If not, then in order to participate in the DRP, your shares of Preferred Stock should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a separate program that allows you to participate in a plan without having to withdraw your shares of Preferred Stock from “street name.” Your bank or broker may charge fees to participate in that program.
Who is the administrator of the DRP?
Computershare Trust Company, N.A. (the “Administrator”) administers the DRP. Certain administrative support will be provided to the Administrator by its designated affiliates. If you have questions regarding the DRP, please write to the Administrator at the following address: Computershare Trust Company, N.A., P.O. Box 505013, Louisville, KY 40233-5013 or call the Administrator at 1-877-282-1168. An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays). In addition, you may visit the Administrator’s website at www.computershare.com/investor. At this website, you can enroll in the DRP, obtain information, and perform certain transactions on your DRP account. See “Administration” for more information regarding the administration of the DRP.
What are the benefits of the DRP?
The DRP provides you with the opportunity to automatically reinvest dividends paid on all, but not less than all, of your shares of Preferred Stock (including shares of Preferred Stock held in your DRP account), in additional shares of Preferred Stock without payment of any fees or other charges to the extent shares of Preferred Stock are purchased directly from us pursuant to the DRP.
You may purchase fractional shares of Preferred Stock under the DRP, which means you may fully reinvest all dividends. Dividends on fractional shares, as well as on whole shares, also can be reinvested in additional shares of Preferred Stock, which will be credited to your DRP account.
You will receive a transaction statement confirming the details of each transaction that you make.
What are the disadvantages of the DRP?
We will not pay you any interest on dividends held by the Administrator before the investment date.
The dividends you reinvest under the DRP will generally be taxable to you to the extent of our earnings and profits and may give rise to a liability for the payment of income tax without providing you with the corresponding cash to pay the tax when due.
How does an existing holder of shares of Preferred Stock participate in the DRP?
Enrollment is available online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and mailing it to the Administrator. Your participation in the DRP will begin promptly after your enrollment is received; provided, however, that the first dividend payable with respect to newly issued shares of Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent dividends reinvested pursuant to the DRP. Once you enroll, your participation continues automatically for as long as you wish to participate in the DRP.

You may change your dividend reinvestment election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing prior to the record date for that dividend. If your request is received after the record date, then your dividend will be paid in cash by check or automatic deposit to a U.S. bank account that you designate and your initial dividend reinvestment will commence with the following dividend will be changed only for subsequent dividend payments. The record date will typically be approximately 15 days in advance of the dividend payment date.
You may, of course, choose not to reinvest any of your dividends, in which case the Administrator will remit any such dividends to you by check or automatic deposit to a U.S. bank account that you designate.
As an existing holder of shares of Preferred Stock, what are my investment options under the DRP?
Once enrolled in the DRP, you may elect to reinvest all, but not less than all, of your dividends in additional shares of Preferred Stock. Pursuant to the DRP, holders of the Series J Preferred Stock and holders of the Series K Preferred Stock will receive Series J DRP Shares and Series K DRP Shares, respectively.
When are funds invested under the DRP?
The investment date for reinvested dividends will be the dividend payment date (generally, the 15th day of each month). No interest will be paid on funds held by the Administrator pending investment. Shares will be purchased directly from us.
Who pays the fees and other expenses?
We will pay all fees or other charges on shares of Preferred Stock purchased through the DRP.
What are the federal income tax consequences of participating in the DRP?
The following is a summary of the federal income tax consequences of participation in the DRP as of the date of this prospectus. However, this summary does not reflect every situation that could result from participation in the DRP, is for general information only and does not constitute tax advice. Therefore, we advise you to consult your tax and other advisors for information about your specific situation. This summary does not address the tax implications of your ownership of shares of Preferred Stock, including the effect of distributions made in respect of such shares.
The information in this section is based on the Code, existing, temporary and proposed regulations under the Code, the legislative history of the Code, current administrative rulings and practices of the Internal Revenue Service (“IRS”), and court decisions, all as of the date hereof. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.
Although the federal income tax treatment of dividend reinvestment plans is not entirely clear, it is expected that stockholders participating in the DRP will be treated for federal income tax purposes as having received, on the date such dividends are reinvested, a distribution equal to the fair market value of any shares of Preferred Stock purchased under the DRP. Consequently, dividends reinvested in the DRP may give rise to a tax payment obligation without the corresponding cash to pay such tax when it becomes due. The total amount of cash and other distributions will be reported to stockholders and to the IRS on the appropriate tax form shortly after the end of each year. The tax basis of shares of Preferred Stock acquired under the DRP will be equal to the fair market value of the shares on the date such stock is purchased under the DRP plus any brokerage costs paid by the stockholder. A stockholder’s holding period for Preferred Stock acquired under the DRP generally will begin on the day after the date on which the Preferred Stock is credited to the stockholder’s account.
Our distributions to stockholders constitute dividends for federal income tax purposes up to the amount of our positive current and accumulated earnings and profits (as determined for federal income tax purposes) and, to that extent, will be taxable as ordinary income (except to the extent that we designate any portion of such dividend as either: (i) a “capital gain” dividend; or (ii) in the case of stockholders taxed at individual rates who satisfy certain holding period requirements, as “qualified dividend income” pursuant to applicable federal income tax rules). To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a stockholder’s adjusted tax basis in the Preferred Stock and, to the extent in excess of the stockholder’s basis, will be taxable as a gain realized from the sale of the stockholder’s Preferred Stock. Distributions to corporate stockholders, including amounts taxable as dividends to corporate stockholders, will generally not be eligible for the corporate dividends-received deduction.
You will not recognize gain or loss for federal income tax purposes upon your receipt of certificates for shares previously credited to your DRP account. However, you will generally recognize gain or loss when you sell or exchange shares received from the DRP or when a fractional share interest is liquidated. Such gain or loss will equal the difference between the amount that you receive for such shares or such fractional share interest and your tax basis in such shares or such fractional share interest.
We or the Administrator may be required to deduct as “backup withholding” twenty-four percent (24%) of all dividends paid to you, regardless of whether such dividends are reinvested pursuant to the DRP. You are subject to backup withholding if: (i) you have failed properly to furnish us and the Administrator with your correct tax identification number (“TIN”); (ii) the IRS or a broker notifies us or the Administrator that the TIN furnished by you is incorrect; (iii) the IRS or a broker notifies us or the Administrator that backup withholding should be commenced because you failed to properly report dividends paid to you; or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are reinvested under the DRP. Therefore, if you are subject to backup withholding, dividends to be reinvested under the DRP will be reduced by the backup withholding amount.
If you are a foreign stockholder, you need to provide the required federal income tax certifications to establish your status as a foreign stockholder so that the foregoing backup withholding does not apply to you. You also need to provide the required certifications if you wish to claim the benefit of exemptions from federal income tax withholding or reduced withholding rates under a treaty or convention entered into between the United States and your country of residence. If you are a foreign stockholder whose dividends are subject to federal income tax withholding, the appropriate amount will be withheld and the balance in shares of Preferred Stock will be credited to your account.
All costs of administering the DRP will be paid by us. Consistent with the conclusion reached by the IRS in a private letter ruling issued to another REIT, we intend to take the position that these costs do not constitute a distribution which is either taxable to you or which would reduce your basis in your shares. However, since the private letter ruling was not issued to us, we have no legal right to rely on its conclusions. Thus, it is possible that the IRS might view your share of the costs as constituting a taxable dividend to you and/or a dividend which reduces the basis in your shares of the Preferred Stock. For this or other reasons, we may in the future take a different position with respect to the costs of administering the DRP.
The foregoing is intended only as a general discussion of the current federal income tax consequences of participation in the DRP and may not be applicable to certain participants, such as tax-exempt entities. You should consult your tax and other professional advisors regarding the foreign, federal, state and local income tax consequences (including the effects of any changes in applicable law or interpretations thereof) of your individual participation in the DRP or the disposal of shares acquired pursuant to the DRP.
Purpose
The purpose of the DRP is to provide a convenient and economical way for holders of shares of Preferred Stock to invest all, but not less than all, of their dividends in additional shares of Preferred Stock.
Eligibility of Existing Holders of Preferred Stock
If you are a current holder of record of shares of Preferred Stock, you may participate in the DRP unless receipt of shares of Preferred Stock through the DRP would cause you to exceed the 9.8% ownership limit in our charter. See “Description of Our Capital Stock — Restrictions on Ownership and Transfer”

for more information. Eligible holders of shares of Preferred Stock may enroll in the DRP online through www.computershare.com/investor. Alternatively, you may enroll by completing an enrollment form and delivering it to the Administrator.
If you own shares of Preferred Stock that are registered in someone else’s name (for example, a bank, broker or trustee) and you want to participate in the DRP, you may be able to arrange for that person to handle the reinvestment of your dividends. If not, your shares of Preferred Stock should be withdrawn from “street name” or other form of registration and should be registered in your own name. Alternatively, your broker or bank may offer a program that allows you to participate in a plan without having to withdraw your shares of Preferred Stock from “street name.”
Administration
Computershare Trust Company, N.A. administers the DRP. Certain administrative support will be provided to the Administrator by its designated affiliates.
You can enroll in the DRP, obtain information and perform certain transactions on your DRP account online via the Administrator’s Investor Center.
To visit the Administrator’s website: www.computershare.com/investor
You can contact the Administrator’s stockholder relations department toll-free at: 1-877-282-1168
An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:00 a.m. to 8:00 p.m., Eastern Time, Monday through Friday (except holidays).
You may write to the Administrator at the following address:
Computershare Trust Company, N.A.
P.O. Box 505013
Louisville, KY 40233-5013
For overnight packages:
Computershare Trust Company, N.A.
Attn: Alternative Investments
462 S. 4th Street, Suite 1600
Louisville, KY 40202
Please include a reference to Ashford Hospitality Trust, Inc. Series J Preferred Stock or Series K Preferred Stock P in all correspondence.
Purchases and Pricing of Shares of Preferred Stock
With respect to reinvested dividends, the market price for purchases of shares of Preferred Stock directly from us will be $25.00 per share, and the investment date will be the dividend payment date for the month. Dividend payment dates generally occur on the 15th day of each month. Your account will be credited with a full and fractional number of shares of Preferred Stock, equal to the total amount to be invested by you, divided by the applicable purchase price per share.
There are no fees or other charges on shares of Preferred Stock purchased through the DRP.
Participation
Any eligible holder of shares of Preferred Stock may enroll in the DRP online through www.computershare.com/investor. Alternatively, you may enroll in the DRP by completing an enrollment form and returning it to the Administrator at address set forth above.
If the Administrator receives your enrollment form by the record date for the payment of the next dividend (approximately 15 days in advance of the dividend payment date), that dividend will be invested in additional shares of Preferred Stock for your DRP account; provided, however, that the first dividend payable with respect to newly issued shares of Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent dividends reinvested pursuant to the DRP. If the enrollment form is received in the period after any dividend record date, that dividend will be paid by check or automatic deposit to a U.S. bank account that you designate and your initial dividend reinvestment will commence with the following dividend.
By enrolling in the DRP, you direct the Administrator to apply all, but not less than all, dividends to the purchase of additional shares of Preferred Stock in accordance with the DRP’s terms and conditions. Unless otherwise instructed, the Administrator will thereafter automatically reinvest all, but not less than all, dividends declared on shares of Preferred Stock held under the DRP. If you want to discontinue the reinvestment of all dividends paid on your shares of Preferred Stock, you must provide notice to the Administrator. See “Administration” for information on how to contact the Administrator.
Cost
We will pay all fees, the annual cost of administration and, unless provided otherwise in the DRP, all other charges incurred in connection with the purchase of shares of Preferred Stock acquired under the DRP, if any.
Date for Investment of Funds under the DRP
For reinvested dividends, the investment date will be the dividend payment date for the month (generally, the 15th day of each month); provided, however, that the first dividend payable with respect to newly issued shares of Preferred Stock pursuant to our primary offering will be paid in cash, with subsequent dividends reinvested pursuant to the DRP. No interest will be paid on funds held by the Administrator pending investment.
Number of Shares of Preferred Stock to be Purchased for the Participant
The number of shares of Preferred Stock purchased under the DRP will depend on the amount of your dividend. The shares of Preferred Stock purchased under the DRP will be credited to your account. Both full and fractional shares will be purchased.
We are offering up to 8,000,000 shares of Preferred Stock for sale under the DRP. We cannot assure you there will be enough shares of Preferred Stock to meet the requirements under the DRP. If we do not have a sufficient number of registered shares of Preferred Stock to meet the DRP requirements during any month, the portion of any reinvested dividends received by the Administrator but not invested in shares of Preferred Stock under the DRP will be returned to participants without interest.
There is no special limitation on the cumulative number of shares of Preferred Stock that may be purchased under the DRP. However, purchases under the DRP are subject to the general restrictions contained in our charter that prohibit purchases of shares of Preferred Stock that could disqualify us as a REIT. See “Description of Our Capital Stock — Restrictions on Ownership and Transfer” for more information.
Source of Preferred Stock Purchased Under the DRP
The shares of Preferred Stock purchased under the DRP will come from our authorized but unissued shares of Preferred Stock.
Method for Changing DRP Election
You may change your DRP election at any time online through www.computershare.com/investor, by telephone or by notifying the Administrator in writing. See “Administration” for information on how to contact the Administrator. To be effective with respect to a particular dividend, any such change must be received by the Administrator prior to the record date for such dividend.

Withdrawal by Participant
You may discontinue the reinvestment of your dividends at any time by providing written or telephone notice to the Administrator. Alternatively, you may change your dividend election online through www.computershare.com/investor. See “Administration” for information on how to contact the Administrator. If the Administrator receives your notice of withdrawal prior to the record date for the payment of the next dividend, the Administrator, in its sole discretion, will distribute such dividends in cash. If the request is received after the record date for the payment of the next dividend, then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances. The Administrator will continue to hold your shares of Preferred Stock in your DRP account.
Generally, an eligible holder of shares of Preferred Stock may again become a participant in the DRP. However, we reserve the right to reject the enrollment of a previous participant in the DRP on grounds of excessive joining and termination. This reservation is intended to minimize administrative expense and to encourage use of the DRP as a long-term investment service.
Stock Certificates and Safekeeping
The shares of Preferred Stock that you acquire under the DRP will be maintained in your DRP account in non-certificated form. This protects your shares of Preferred Stock against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your shares of Preferred Stock.
Reports to Participants
Statements of your account activity will be sent to you after each transaction, which will simplify your record keeping. Each DRP account statement will show the amount invested, the purchase price and the number of shares of Preferred Stock purchased. The statement will include specific cost-basis information in accordance with applicable law. Please notify the Administrator promptly either in writing, by telephone or through the Internet if your address changes. In addition, you will receive copies of the same communications sent to all other holders of shares of Preferred Stock, if any. You also will receive any IRS information returns, if required. Please retain all account statements for your records. The statements contain important tax and other information.
Responsibilities under the DRP
We, the Administrator and any agent will not be liable in administering the DRP for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon that participant’s death prior to the receipt of notice in writing of such death. Nor are we, the Administrator or any agent liable for any act done or not done in good faith regarding the purchase of shares or the prices at which the purchases are done at. Since we have delegated all responsibility for administering the DRP to the Administrator, we specifically disclaim any responsibility for any of its actions or inactions in connection with the administration of the DRP.
You should recognize that neither we, the Administrator, nor any agent can assure you of a profit or protect you against a loss on shares of Preferred Stock purchased under the DRP.
Interpretation and Regulation of the DRP
We reserve the right to interpret and regulate the DRP.
Suspension, Modification or Termination of the DRP
We reserve the right to suspend, modify or terminate the DRP at any time. Participants will be notified of any suspension, modification or termination of the DRP. Upon our termination of the DRP any whole book-entry shares owned will continue to be credited to a participant’s account unless specifically requested otherwise.

The offering period for the DRP may extend beyond the Termination Date and will terminate on the earlier of (i) the issuance of all of the shares of Preferred Stock under the DRP and (ii) the listing of the Preferred Stock on the NYSE or another national securities exchange. We may also, in our sole discretion, reallocate the number of shares of Preferred Stock sold in our primary offering and pursuant to the DRP.
Miscellaneous
Effect of Stock Dividend, Stock Split or Rights Offering
Any shares of Preferred Stock we distribute as a stock dividend on shares of Preferred Stock credited to your account under the DRP, or upon any split of such shares of Preferred Stock, will be credited to your account.
Effect of Transfer of All Shares of Preferred Stock in Participant’s Name
If you dispose of all shares of Preferred Stock registered in your name, but do not give notice of withdrawal to the Administrator, the Administrator will continue to reinvest the dividends on any shares of Preferred Stock held in your account under the DRP until the Administrator is otherwise notified. See “Withdrawal by Participant” for more information on how to withdraw from the DRP.
Voting of Participant’s Shares of Preferred Stock Held under the DRP
The shares of Preferred Stock credited to your account under the DRP will be voted in accordance with your instructions. If you are a participant in the DRP and are not a holder of record of shares of Preferred Stock in your own name, you will be furnished with a form of proxy covering the shares of Preferred Stock credited to your account under the DRP. If you are a participant in the DRP and are the holder of record of shares of Preferred Stock in your own name, your proxy will be deemed to include shares of Preferred Stock, if any, credited to your account under the DRP, and the shares of Preferred Stock held under the DRP will be voted in the same manner as the shares of Preferred Stock registered in your own name. If a proxy is not returned, none of your shares of Preferred Stock will be voted unless you vote in person. If you want to vote in person at a meeting of stockholders, a proxy for shares of Preferred Stock credited to your account under the DRP may be obtained upon written request received by the Administrator at least 15 days before the meeting.
Pledging of Participant’s Shares of Preferred Stock Held under the DRP
You may not pledge any shares of Preferred Stock that you hold in your DRP account. Any pledge of shares of Preferred Stock in a DRP account is null and void. If you wish to pledge shares of Preferred Stock, you must first withdraw those shares of Preferred Stock from the DRP.
Limitation of Liability
The DRP provides that neither we nor the Administrator, nor any independent agent, will be liable in administering the DRP for any act done in good faith or any omission to act in good faith in connection with the DRP. This limitation includes, but is not limited to, any claims of liability relating to:
•
the failure to terminate your DRP account upon your death prior to receiving written notice of your death;

•
the purchase prices reflected in your DRP account or the dates of purchases of Preferred Stock under the DRP; or

•
any loss or fluctuation in the market value of shares of Preferred Stock after the purchase of shares of Preferred Stock under the DRP.

The foregoing limitation of liability does not represent a waiver of any rights you may have under applicable securities laws.

PLAN OF DISTRIBUTION
General
We are offering up to a maximum of 20,000,000 shares of the Series J Preferred Stock or Series K Preferred Stock in our primary offering, through our dealer manager, on a “reasonable best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the Preferred Stock and has no firm commitment or obligation to purchase any specific number or dollar amount of the Preferred Stock. We are also offering up to 8,000,000 shares of Series J Preferred Stock or Series K Preferred Stock pursuant to the DRP. We reserve the right to reallocate the shares we are offering between our primary offering and the DRP. No selling commissions or dealer manager fee will be paid with respect to shares of the Preferred Stock sold pursuant to the DRP.
The Termination Date for our primary offering is the earlier of (i) May [  ], 2025 (which is the third anniversary of the effective date of the registration statement of which this prospectus forms a part), unless earlier terminated or extended by our board of directors, and (ii) the date on which all of the shares of Preferred Stock offered in our primary offering are sold. Should the offering continue beyond May [  ], 2025, we will supplement this prospectus accordingly. We may terminate our primary offering at any time or may offer shares of the Preferred Stock pursuant to a new registration statement, including a follow-on registration statement. The offering period for the DRP may extend beyond the Termination Date and will terminate on the earlier of (i) the issuance of all of the shares of Preferred Stock under the DRP and (ii) the listing of the Preferred Stock on the NYSE or another national securities exchange.
We intend to sell shares of the Preferred Stock using two closing services provided by DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing shares of the Preferred Stock through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their shares of Preferred Stock by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank, National Association. In addition, such investors will pay the full purchase price for their shares of Preferred Stock to the escrow agent (as set forth in the subscription agreement), to be held in trust for the investors’ benefit pending release to us as described herein. See “— Settlement Procedures” for a description of the closing procedures with respect to each of the closing methods.
Our dealer manager, Ashford Securities, registered as a securities broker-dealer with the SEC in February 2020, is a member firm of FINRA and is a registered broker-dealer in each of the 50 states, the District of Columbia, and Puerto Rico. Our dealer manager is indirectly owned by Ashford LLC, which shares management personnel with our dealer manager and us. Our dealer manager is a recently formed company with a limited operating history. The first offering conducted by Ashford Securities is the ongoing offering of Series E Redeemable Preferred Stock and Series M Redeemable Preferred Stock of Braemar, which offering commenced in February 2020. This offering will be the second offering conducted by our dealer manager. The principal business of our dealer manager will be to sell the shares registered in this offering, the aforementioned Braemar preferred stock offering, and shares to be sold in future offerings by us or other entities advised by Ashford LLC, if any. The principal business address of our dealer manager is 14185 Dallas Parkway, Suite 780, Dallas, Texas 75254.
Compensation of Dealer Manager and Participating Broker-Dealers
We will pay to our dealer manager selling commissions of up to 7.0% of the aggregate gross offering proceeds (i.e., $25.00 per share) from sales of the Series J Preferred Stock in our primary offering. There will be no selling commissions paid for the sale of shares of Series K Preferred Stock. We will also pay to our dealer manager up to 3.0% of the aggregate gross offering proceeds (i.e., $25.00 per share) from sales of the Series J Preferred Stock and the Series K Preferred Stock in our primary offering as compensation for acting as dealer manager. As dealer manager, Ashford Securities will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. The combined selling commission, dealer manager fee and any other amounts deemed to be underwriting compensation in connection with this offering will not exceed 10% of the aggregate gross offering proceeds from our primary offering pursuant to FINRA’s 10% cap.

Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged by a potential investor for investment advice as an inducement for such investment advisor to advise favorably for an investment in Preferred Stock unless such person is a registered broker-dealer or associated with such a broker-dealer. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Preferred Stock.
Prior to the formation of our dealer manager, Ashford Inc. engaged Robert A. Stanger & Co., Inc. (“Stanger”) to provide certain investment banking services to assist Ashford Inc. in the formation, organization, and business plan development for a subsidiary broker-dealer capable of marketing preferred securities. Stanger receives ongoing fees related to the performance of these services and all or a portion of these fees, which will not exceed $1,370,000 in total, a portion of which may be considered in connection with or related to the distribution of this offering, and thus be considered underwriting compensation subject to FINRA’s 10% cap.
We expect our dealer manager to authorize other participating broker-dealers to sell the Preferred Stock. Our dealer manager may reallow all or a portion of its selling commissions attributable to a participating broker-dealer. Our dealer manager may also reallow a portion of its dealer manager fee earned on the proceeds raised by a participating broker-dealer to such participating broker-dealer as a marketing fee. The amount of the marketing fee to be reallowed to any participating broker-dealer will be determined by the dealer manager based on such factors as:
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the volume of sales estimated to be made by the participating broker-dealer; and

•
the participating broker-dealer’s agreement to provide one or more of the following services:

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providing internal marketing support personnel and marketing communications vehicles to assist the dealer manager in the promotion of this offering;

•
responding to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, redemption rights and procedures, our financial status and the markets in which we have invested;

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assisting investors with redemptions; and

•
providing other services requested by investors from time to time and maintaining the technology necessary to service investors.

Our dealer manager provides services to us, which include conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We pay our dealer manager a dealer manager fee of up to 3.0% of the aggregate gross offering proceeds (i.e., $25.00 per share) from the sale of the Preferred Stock in our primary offering. In addition to re-allowing a portion of this dealer manager fee to the participating broker-dealers as a marketing fee, the dealer manager fee will also be used for certain costs that FINRA includes in the 10% underwriting compensation limit, such as the cost of the following activities:
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travel and entertainment expenses;

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compensation of our dealer manager’s employees in connection with wholesaling activities;

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expenses incurred in coordinating broker-dealer seminars and meetings;

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wholesaling expense reimbursements paid by our dealer manager or its affiliates to other entities;

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the national and regional sales conferences of our participating broker-dealers;

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training and education meetings for registered representatives of our participating broker-dealers; and

•
permissible forms of non-cash compensation to registered representatives of our participating broker-dealers, such as logo apparel items and gifts that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts).

Sales of Series J Preferred Stock
The shares of Series J Preferred Stock are generally available for purchase in this offering only through participating broker-dealers and are not suitable for wrap accounts. However, as part of our “friends and family” program, we may also sell shares of Series J Preferred Stock directly to any of our directors and officers, both current and retired, and their family members, as well as affiliates of Ashford LLC and its directors, officers and employees, both current and retired, and their family members, entities owned substantially by such individuals, affiliated entities, joint venture partners, consultants, service providers, friends, business associates and family members thereof, and any person that has previously invested in us, an affiliate or a related party, including but not limited to, programs or offerings sponsored by such entities whether ongoing or otherwise. Friends means those individuals who have prior business and/or personal relationships with any of the above-described persons or entities. There will be no selling commissions or dealer manager fees paid by us in connection with any such sales. As a result, the public offering price per share of Series J Preferred Stock sold in our “friends and family” program will be decreased by an amount equal to the discount. Ashford LLC will make all final determinations regarding whether an individual or entity falls within the friends and family category. Additionally, there may be categories of investors that we name in an amendment or supplement which will be a part of the friends and family program. Ashford Securities will serve as the broker-dealer of record for these sales. The net proceeds to us will not be affected by reducing the compensation payable in connection with such sales. “Friends and family” program investors will be expected to hold their Series J Preferred Stock for investment and not with a view towards distribution.
As used herein, we consider a family member to be a spouse, parent, child, sibling, cousin, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law or a trust for the benefit of such persons.
The net proceeds to us will not be affected by reducing the selling commissions payable in connection with sales of the Series J Preferred Stock. To the extent a participating broker-dealer reduces its selling commission below 7.0%, the public offering price per share of the Series J Preferred Stock will be decreased by an amount equal to the selling commission reduction. Selling commissions will be established by each participating broker-dealer or other financial intermediary based on various considerations, including but not limited to their compliance with Reg BI. Additionally, if applicable, any reduction in the dealer manager fee will also reduce the public offering price per share.
As reflected in Table One below, the selling commission received by participating broker-dealers will vary depending on the fixed offering price at which the participating broker-dealers sell the Series J Preferred Stock to investors. The participating broker-dealer agreement reflects the selling commission paid to the participating broker-dealer from which the fixed offering price for that participating broker-dealer’s sale of Series J Preferred Stock can be determined. Table One provides examples of various possible offering prices within the established range of $23.25 to $25.00 per share of Series J Preferred Stock only at 50 basis point intervals of the corresponding selling commission and assuming no reduction in the dealer manager fee; however, the fixed offering price with respect to any sale of shares of Series J Preferred Stock may be any amount between the established range of $23.25 to $25.00 because the selling commission with respect to any sale of shares of Series J Preferred Stock may be any amount between 0.0% and 7.0% and may not necessarily be discounted in 50 basis point increments. The selling commissions received by the participating broker-dealers in connection with the Series J Preferred Stock will never exceed 7.0% of the aggregate gross offering proceeds. See additional discounts based on a reduced dealer manager fee as set forth in Table Two below.
Table One
Selling Commission as a Percentage of Gross Offering Proceeds	Public Offering Price Per Share of Series J Preferred Stock
7.00%	$25.00
6.50%	$24.88
6.00%	$24.75
5.50%	$24.63
5.00%	$24.50
4.50%	$24.38
4.00%	$24.25
3.50%	$24.13
3.00%	$24.00
2.50%	$23.88
2.00%	$23.75
1.50%	$23.63
1.00%	$23.50
0.50%	$23.38
0.00%	$23.25
In addition, with respect to any sale of shares of Series J Preferred Stock, the dealer manager may waive all or any portion of the dealer manager fee. The net proceeds to us will not be affected by such reduction. Table Two provides examples of various reductions in the dealer manager fee only at 50 basis point intervals of the corresponding dealer manager fee, which will further reduce the public offering price per share of Series J Preferred Stock by the amounts set forth in Table Two below; however, the dealer manager fee with respect to any sale of shares of Series J Preferred Stock may be any amount between 0.0% and 3.0% and may not necessarily be discounted in 50 basis point increments.
Table Two
Dealer Manager Fee as a Percentage of Gross Offering Proceeds	Reduction to Public Offering Price Per Share of Series J Preferred Stock
3.00%	$0.00
2.50%	$0.12
2.00%	$0.25
1.50%	$0.37
1.00%	$0.50
0.50%	$0.62
0.00%	$0.75
To determine the public offering price in a scenario where there is a reduced selling commission and a reduction in the dealer manager fee, you would take the new (reduced) public offering price per share from Table One and subtract the amount per share in Table Two and arrive at the price paid by the investor. For example, if the selling commission is reduced from 7.0% to 6.0% and the dealer manager fee is reduced from 3.0% to 2.0%, you would take $24.75 from Table One and subtract $0.25 from Table Two to arrive at a public offering price per share of $24.50.
Additional information related to the fixed prices being offered to the public and which participating broker-dealers are selling the Series J Preferred Stock at such prices may be obtained by contacting Investor Services at (888) 490-4292.

Further, selling commissions may not be paid and the dealer manager fee may be reduced in connection with certain sales in which either we, our advisor, or the dealer manager and our respective affiliates have some relationship with the prospective investor that was created other than through participating broker-dealers or financial intermediaries. These sales may be with institutions, family offices, or high net worth individuals, but is not limited to these categories. The dealer manager may utilize the services of a third-party broker-dealer to serve as the broker of record for these sales. If utilized, the broker of record will undertake the necessary regulatory compliance, including but not limited to, determining the prospective investor’s suitability and anti-money laundering compliance. The dealer manager may reallow up to 3.0% of its dealer manager fee to the broker of record. The selling commission received by the broker of record may vary depending on the fixed offering price at which the broker of record sells the Series J Preferred Stock. Such sales will be made in accordance with Table One above. The advisor and the dealer manager jointly will make all final determinations regarding whether these sales fall within the category described above or are a friends and family sale.
Sales of Series K Preferred Stock
The shares of Series K Preferred Stock are generally available for purchase in this offering only (i) through certain registered investment advisors, (ii) through participating broker-dealers that have agreed to make Series K Preferred Stock available to clients who pay the broker-dealer a fee based on assets under management, and (iii) other categories of investors that we name in an amendment or supplement to this prospectus.
In addition, shares of Series K Preferred Stock may be purchased by participating broker-dealers for their own account, their retirement plans, their representatives and their family members, IRAs and the qualified plans of their representatives. Such persons will be expected to hold their Series K Preferred Stock purchased as stockholders for investment and not with a view towards distribution.
With respect to any sale of shares of Series K Preferred Stock, the dealer manager may waive all or a portion of the dealer manager fee. The net proceeds to us will not be affected by such reduction. The table below provides examples of various possible offering prices within the established range of $24.25 to $25.00 per share of Series K Preferred Stock only at 50 basis point intervals of the corresponding dealer manager fee; however, the fixed offering price with respect to any sale of shares of Series K Preferred Stock may be any amount between the established range of $24.25 to $25.00 because the dealer manager fee with respect to any sale of shares of Series K Preferred Stock may be any amount between 0.0% and 3.0% and may not necessarily be discounted in 50 basis point increments.
Dealer Manager Fee as a Percentage of Gross Offering Proceeds	Public Offering Price Per Share of Series K Preferred Stock
3.00%	$25.00
2.50%	$24.88
2.00%	$24.75
1.50%	$24.63
1.00%	$24.50
0.50%	$24.38
0.00%	$24.25
Before making your investment decision, please consult with your broker-dealer or investment advisor regarding your account type and the series of Preferred Stock you may be eligible to purchase. Additional information related to the fixed prices being offered to the public and which participating broker-dealers are selling the Series K Preferred Stock at such prices may be obtained by contacting Investor Services at (888) 490-4292.
Underwriting Compensation
The table below sets forth the nature and estimated amount of all selling commissions and dealer manager fees which are viewed as “underwriting compensation” by FINRA, assuming we sell all the shares of Series J Preferred Stock offered in our primary offering, sell no shares of Series K Preferred Stock offered in our primary offering, do not reallocate any shares of Preferred Stock we are offering between our primary offering and the DRP and pay the maximum amount of selling commissions and dealer manager fees as described above.
Selling commissions (maximum)	$35,000,000
Dealer manager fee (maximum)	$15,000,000
Total(1)	$50,000,000

(1)
We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and to participating broker-dealers. The value of such items will be considered underwriting compensation in connection with this offering. Pursuant to FINRA Rule 2310(b)(4)(B)(ii), the combined selling commissions, dealer manager fee, investment banking fee (described above) and such non-cash compensation for this offering will not exceed FINRA’s 10% cap.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.
We will pay directly and/or reimburse Ashford LLC for actual expenses incurred in connection with this offering. Subject to the cap on issuer expenses described below, we also will pay directly (or reimburse our dealer manager for reimbursements it may make to participating broker-dealers) for bona fide due diligence expenses presented on detailed and itemized invoices. The aggregate of all organization and offering expenses under this offering, including selling commissions, dealer manager fees and investment banking fees will be capped at 15% of the aggregate gross proceeds of this offering (the “15% cap”).
Subject to the 15% cap, we will be responsible for the expenses of issuance and distribution of the Preferred Stock in this offering, including registration fees, printing expenses and our legal and accounting fees, which we estimate will total approximately $7.5 million (excluding selling commissions, dealer manager fees and investment banking fees).
The dealer manager agreement may be terminated by us or the dealer manager upon 60 days written notice.
Settlement Procedures
If your broker-dealer uses DTC Settlement, then you can place an order for the purchase of Preferred Stock through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated bi-weekly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Preferred Stock by the settlement date, which depends on when you place the order during the bi-weekly settlement cycle and can be anywhere from 1 to 20 days after the date of your order. This purchase price will not be held in escrow. We reserve the right to reject any order in whole or in part.
You may also have the option to elect to use DRS Settlement. If you elect to use DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the shares of Preferred Stock to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part.
We have the sole right to:
•
determine and change the number and timing of closings, including the right to change the number and timing of closings after communicating the anticipated closing timing to participating broker-dealers;

•
limit the total amount of Preferred Stock sold by all participating broker-dealers per closing;

•
limit the total amount of Preferred Stock sold by any one participating broker-dealer per closing; and

•
limit the total number of shares of Preferred Stock sold by any one participating broker-dealer.

Irrespective of whether you purchase the shares of Preferred Stock using DTC Settlement or DRS Settlement, by accepting the shares of Preferred Stock you will be deemed to have accepted the terms of our charter.
Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our dealer manager or the broker-dealers participating in this offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank, National Association by the end of the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest-bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. If any subscription agreement solicited by the participating broker-dealer is rejected by our dealer manager or us, then the subscription agreement and check will be returned to the rejected subscriber within 10 business days from the date of rejection. You will receive a confirmation of your purchase subsequent to a closing. We generally will admit stockholders on a bi-weekly basis.
In recommending to a potential investor the purchase of shares of the Preferred Stock, each participating broker-dealer must have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by the participating broker-dealer, that the potential investor is or will be in a financial position appropriate to enable the potential investor to realize to a significant extent the benefits described in this prospectus; the potential investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and the program is otherwise suitable for the potential investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation and needs, tax status, other investments, liquidity needs, risk tolerance and other pertinent information. You should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus. Our dealer manager and each participating broker-dealer shall maintain records of the information used to determine that an investment in the Preferred Stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.
Regulation Best Interest
Pursuant to Reg BI, broker-dealers are required to comply with, among other requirements, certain standards of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. When making such a recommendation, a broker-dealer and its associated persons must act in such customer’s best interest at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests, and should consider reasonable alternatives in determining whether the broker dealer and its associated persons have a reasonable basis for making the recommendation. This standard enhances the broker-dealer standard of conduct beyond existing suitability obligations when dealing with a retail customer as described above.
Under SEC rules, the broker-dealer must meet four component obligations:
•
Disclosure Obligation:   The distributing broker-dealer must provide certain required disclosures before or at the time of the recommendation about the recommendation and the relationship between the broker-dealer and its retail customer. The disclosure includes a customer relationship summary on Form CRS. The broker-dealer’s disclosures are separate from the disclosures we provide to investors in this prospectus.

•
Care Obligation:   The distributing broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.

•
Conflict of Interest Obligation:   The distributing broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest.

•
Compliance Obligation:   The distributing broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Reg BI.

Minimum Purchase Requirements
For your initial investment in the Preferred Stock, you must invest at least $5,000 in each of the Series J Preferred Stock and the Series K Preferred Stock, or such lesser amounts in the discretion of our dealer manager.

EXPERTS
The consolidated financial statements and schedule as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Certain Maryland law matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Certain legal tax matters, including our status as a REIT for U.S. federal income tax purposes, will be passed upon for us by O’Melveny & Myers LLP.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Our SEC filings are available to the public over the internet at the SEC’s web site at www.sec.gov. Our SEC filings are also available by accessing our website at www.ahtreit.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus or incorporated into any other filing that we submit to the SEC.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. Any such updated or superseded statement will not be deemed, except as so updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, and any filing made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effectiveness of the registration statement of which this prospectus is a part prior to the termination of the offering of the underlying securities; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022;

•
the information incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 30, 2022;

•
our Current Reports on Form 8-K (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished therewith), filed with the SEC on January 6, 2022, January 18, 2022, February 23, 2022, March 16, 2022, March 18, 2022, April 6, 2022, April 11, 2022, April 19, 2022 and April 25, 2022;

•
the description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on August 19, 2003, and any amendment or report filed with the SEC for the purpose of updating such description;

•
the description of the Series D Preferred Stock in our Registration Statement on Form 8-A, filed with the SEC on July 17, 2007, and any amendment or report filed with the SEC for the purpose of updating such description;

•
the description of the Series F Preferred Stock in our Registration Statement on Form 8-A, filed with the SEC on July 13, 2016, and any amendment or report filed with the SEC for the purpose of updating such description;

•
the description of the Series G Preferred Stock in our Registration Statement on Form 8-A, filed with the SEC on October 18, 2016, and any amendment or report filed with the SEC for the purpose of updating such description;

•
the description of the Series H Preferred Stock in our Registration Statement on Form 8-A, filed with the SEC on August 25, 2017, and any amendment or report filed with the SEC for the purpose of updating such description; and

•
the description of the Series I Preferred Stock in our Registration Statement on Form 8-A, filed with the SEC on November 17, 2017, and any amendment or report filed with the SEC for the purpose of updating such description.

You may obtain copies of these documents at no cost by writing or telephoning us at the following address:
Investor Relations
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600

Series J Redeemable Preferred Stock
Series K Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)
Maximum of 20,000,000 Shares in Primary Offering
Maximum of 8,000,000 Shares Pursuant to Dividend Reinvestment Plan

PROSPECTUS

Ashford Securities LLC,
as Dealer Manager
May [  ], 2022
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.
SEC Registration Fee	$64,890
NYSE Fees	*
Printing Expenses	*
Legal Fees and Expenses	*
Blue Sky Fees and Expenses	*
Accounting Fees and Expenses	*
Trustee’s Fees and Expenses	*
Miscellaneous	*
Total	*

*
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Our charter and the partnership agreement provide for indemnification of our officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.
The MGCL requires a corporation (unless its charter provides otherwise, which our company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:
•
an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•
was committed in bad faith; or

•
was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:
•
a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee, and who is made a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in the preceding sentence and to any employee or agent of our company or a predecessor of our company.
The partnership agreement of our operating partnership provides that we, as general partner, and our officers and directors are indemnified to the fullest extent permitted by law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   Exhibits.
The following exhibits are filed as part of, or incorporated by reference into, this registration statement:
Exhibit Number	Description of Exhibit
1.1	Form of Dealer Manager Agreement(1)
1.2	Form of Participating Broker-Dealer Agreement(1)
1.3	Form of Selected Investment Advisor Agreement(1)
2.1	Separation and Distribution Agreement, dated October 31, 2014, by and between Ashford Hospitality Trust, Inc., Ashford OP Limited Partner LLC, Ashford Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed on November 6, 2014)
4.1	Articles of Amendment and Restatement of the Company, dated July 23, 2003, as amended by Amendment Number One to Articles of Amendment and Restatement, dated May 13, 2015 (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (No. 333-204235), filed on May 15, 2015)
4.2	Amendment Number Two to Articles of Amendment and Restatement, dated May 16, 2017 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on May 22, 2017)
4.3	Articles of Amendment, dated July 1, 2020 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on July 1, 2020)
4.4	Articles of Amendment, dated July 12, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on July 16, 2021)

Exhibit Number	Description of Exhibit
4.5	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form 8-A, filed on July 17, 2007)
4.6	Articles Supplementary for Series F Cumulative Preferred Stock, dated July 8, 2016 (incorporated by reference to Exhibit 8 to the Registration Statement on Form 8-A, filed on July 13, 2016)
4.7	Articles Supplementary for Series G Cumulative Preferred Stock, dated October 17, 2016 (incorporated by reference to Exhibit 8 to the Registration Statement on Form 8-A, filed on October 18, 2016)
4.8	Articles Supplementary for Series H Cumulative Preferred Stock, dated August 18, 2017 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on August 22, 2017)
4.9	Articles Supplementary for Series I Cumulative Preferred Stock, dated November 13, 2017 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on November 14, 2017)
4.10	Articles Supplementary, dated April 28, 2022(1)
4.11	Articles Supplementary for Series J Redeemable Preferred Stock, dated April 28, 2022(1)
4.12	Articles Supplementary for Series K Redeemable Preferred Stock, dated April 28, 2022(1)
4.13	Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014, Amendment No. 2 on October 19, 2015, Amendment No. 3 on August 2, 2016 and Amendment No. 4 on March 17, 2022 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed on March 18, 2022)
4.14	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-11 (No. 333-105277), filed on August 20, 2003)
4.15	Form of Subscription Agreement(1)
5.1	Opinion of Hogan Lovells US LLP with respect to the legality of the shares being registered(1)
8.1	Opinion of O’Melveny & Myers LLP with respect to tax matters(1)
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)(1)
23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)(1)
23.3	Consent of BDO USA LLP(1)
24.1	Powers of Attorney (included on the signature page to this Registration Statement filed on March 4, 2022 and incorporated by reference herein)(2)
107	Calculation of Filing Fee Table(2)

(1)
Filed herewith.

(2)
Previously filed.

Item 17.  Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of April, 2022.
ASHFORD HOSPITALITY TRUST, INC.
By:
/s/ Deric S. Eubanks

Deric S. Eubanks
Chief Financial Officer and Treasurer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
* J. Robison Hays, III	Chief Executive Officer and President; Director (Principal Executive Officer)	April 29, 2022
/s/ Deric S. Eubanks Deric S. Eubanks	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 29, 2022
* Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	April 29, 2022
* Monty J. Bennett	Chairman of the Board	April 29, 2022
* Benjamin J. Ansell, MD	Director	April 29, 2022
* Amish V. Gupta	Director	April 29, 2022
* Kamal Jafarnia	Director	April 29, 2022
* Frederick J. Kleisner	Director	April 29, 2022
* Sheri L. Pantermuehl	Director	April 29, 2022

Name	Title	Date
* Alan L. Tallis	Director	April 29, 2022
*By: /s/ Deric S. Eubanks Deric S. Eubanks Attorney-in-Fact		April 29, 2022